UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.       )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to § 240.14a-12

NB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

☐Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

	$5.2b Assets	$1.8m Annual Giving
Build something lasting. Build something special. Build something with us.
	+22% Net Interest Income	59% Efficiency Ratio

	+21% Core Deposit Growth	+11% Loan Growth

FRANCIS ORFANELLO Lead Independent Director

JOSEPH CAMPANELLI Chief Executive Officer

March 14, 2025

Dear Fellow Stockholder:

We cordially invite you to attend the 2025 Annual Meeting of Stockholders of NB Bancorp, Inc. The Annual Meeting will be held on Wednesday, April 23, 2025, at 12:00 p.m., Eastern time, at Wellesley Gateway, located at 93 Worcester Street, Wellesley, MA 02481.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the annual meeting we will also report on the operations of NB Bancorp, Inc. Also enclosed for your review is our Annual Report for the year ended December 31, 2024, which contains information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be available to respond to any questions that stockholders may have.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting during the meeting, but will assure that your vote is counted if you are unable to vote during the meeting. Your vote is important, regardless of the number of shares that you own.

Our Proxy Statement and the 2024 Annual Report are available at: https://nbbancorp.com/financials/.

Sincerely,

NB Bancorp, Inc. | 2025 Proxy Statement 1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND NB BANCORP, INC.’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2024 ARE EACH AVAILABLE AT HTTPS://NBBANCORP.COM/FINANCIALS/.

2 NB Bancorp, Inc. | 2025 Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WHEN	WHERE	RECORD DATE
Wednesday, April 23, 2025 12:00 p.m., Eastern time	Wellesley Gateway 93 Worcester Street Wellesley, MA 02481	February 28, 2025

Notice is hereby given that the 2025 Annual Meeting of Stockholders of NB Bancorp, Inc. will be held on Wednesday, April 23, 2025, at 12:00 p.m., Eastern time.

A Proxy Card and Proxy Statement for the annual meeting are enclosed.

PROPOSALS FOR YOUR VOTE		BOARD VOTING RECOMMENDATION
1.	Election of four directors	FOR each nominee
2.	Approval of the NB Bancorp, Inc. 2025 Equity Incentive Plan	FOR
3.	Ratifying the Appointment of our Independent Registered Public Accounting Firm for 2025	FOR

Such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on February 28, 2025 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.

EACH STOCKHOLDER IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR MOBILE VOTING, PER THE INSTRUCTIONS INCLUDED ON THE ENCLOSED PROXY CARD. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF NB BANCORP, INC., A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE AT THE ANNUAL MEETING.

By Order of the Board of Directors

Denise Dunn
Corporate Secretary

Needham, Massachusetts
March 14, 2025

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND NB BANCORP, INC.’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2024 ARE EACH AVAILABLE AT HTTPS://NBBANCORP.COM/FINANCIALS/.

NB Bancorp, Inc. | 2025 Proxy Statement 3

PROXY SUMMARY

Director Nominees

				COMMITTEES
NOMINEES FOR DIRECTOR	IND	AGE	DIRECTOR SINCE	A	ERM	C	NG
Susan Elliott Retired Executive Vice President Federal Home Loan Bank of Boston	✓	71	2020	■
Christopher Lynch President Marshall Resources	✓	63	2010			■
Kenneth Montgomery Retired First Vice President and Chief Operating Officer Federal Reserve Bank of Boston	✓	66	2024		■		■
Francis Orfanello Operating Partner One Rock Capital Partners	✓	66	2007	■	■	■
DIRECTORS WITH TERMS ENDING IN 2026
Paul Ayoub Chair Nutter McClennen & Fish LLP	✓	69	2023				■
Joseph Campanelli Chairman, President & CEO Needham Bank		68	2017
William Darcey President & CEO Provider Insurance Group	✓	62	2009		■
Mark Whalen Retired CEO Needham Bank	✓	66	2007	■	■	■	■
DIRECTORS WITH TERMS ENDING IN 2027
Angela Jackson Chief Executive Officer Future Forward Strategies	✓	49	2023	■			■
Joseph Nolan Chairman, President & CEO Eversource	✓	62	2023			■
Hope Pascucci President & Principal Rose Grove Capital Management, LLC	✓	57	2023	■	■
Raza Shaikh Managing Director Launchpad Venture Group	✓	51	2023	■	■

■  Chair    ■  Member    IND  Independent

Committees: A  Audit    ERM  Enterprise Risk Management    C  Compensation    NG  Nominating and Governance

Gender	Independence	AGE	TENURE

4 NB Bancorp, Inc. | 2025 Proxy Statement

PROXY STATEMENT

Annual Meeting Of Stockholders

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NB Bancorp, Inc. (“NB Bancorp” or the “Company”) to be used at the Annual Meeting of Stockholders, which will be held on Wednesday, April 23, 2025, at 12:00 p.m., Eastern time, at Wellesley Gateway, 93 Worcester Street, Wellesley, MA 02481 and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 14, 2025.

Revocation Of Proxies

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of NB Bancorp, Inc. will be voted in accordance with the directions given thereon. Please sign and return your proxy card in the postage paid envelope provided or follow the instructions to vote via the internet or mobile voting per the instructions on the enclosed proxy card. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein, “FOR” the approval of the NB Bancorp, Inc. 2025 Equity Incentive Plan, and “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2025.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of NB Bancorp, Inc. at the address shown above, by filing a duly executed proxy bearing a later date, by following the internet or telephone instructions on the enclosed proxy card, or by voting at the annual meeting. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder votes during the annual meeting or submits a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call Denise Dunn, Corporate Secretary, at 781-474-5568.

Attending The Meeting

If you were a stockholder as of the close of business on February 28, 2025, you may attend the meeting. As a registered stockholder, you received a proxy card with this proxy statement.

If your shares of Company common stock are held by a bank, broker or other nominee, you will need to contact your bank, broker or other nominee and obtain a legal proxy if you wish to attend and vote at the annual meeting. The contact information for Continental Stock Transfer is (917) 262-2373, or proxy@continentalstock.com.

Solicitation Of Proxies; Expenses

We will pay the cost of this proxy solicitation. Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. To aid in the solicitation of proxies in conjunction with the 2025 Annual Meeting, the Company has retained Alliance Advisors, LLC and will pay a fee of $10,000, plus reimbursement of reasonable out-of-pocket expenses and certain incremental costs, for its proxy solicitation services.

NB Bancorp, Inc. | 2025 Proxy Statement 5

Voting Securities And Principal Holders

Except as otherwise noted below, holders of record of NB Bancorp, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on February 28, 2025 are entitled to one vote for each share then held. As of February 28, 2025, there were 41,842,641 shares of common stock issued and outstanding.

NB Bancorp, Inc.’s Articles of Incorporation provide that, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of February 28, 2025, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 1063 Great Plain Avenue, Needham, Massachusetts 02492.

	Shares of Common
	Stock Beneficially		Percent of Shares of
	Owned as of the		Common Stock
Persons Owning Greater than 5%	Record Date(1)		Outstanding(2)
Needham Bank Employee Stock Ownership Plan and 401(k) Plan	4,050,826		9.7%
1063 Great Plain Avenue
Needham, Massachusetts 02492

BlackRock, Inc.	3,274,939		7.8%
50 Hudson Yards
New York, NY 10001

The Vanguard Group	2,086,825		5.0%
100 Vanguard Blvd.
Malvern, PA 19355

Pertento Partners	1,978,903		4.7%
111 Park Street
London W1K7JL
United Kingdom

Directors
Paul Ayoub	15,070	(3)	*
Joseph Campanelli	133,000	(4)	*
William Darcey	80,000	(5)	*
Susan Elliott	25,000		*
Angela Jackson	3,616		*
Christopher Lynch	79,000	(6)	*
Kenneth Montgomery	100		*
Joseph Nolan	10,100		*
Francis Orfanello	57,500	(7)	*
Hope Pascucci	120,075	(8)	*
Raza Shaikh	3,706	(9)	*
Mark Whalen	30,500	(10)	*

Named Executive Officers who are not Directors
JP Lapointe	7,620	(11)	*
Salvatore Rinaldi	86,900	(12)	*

All directors and executive officers as a group (23 persons)	814,583		1.9%
*	Less than 1%.

6 NB Bancorp, Inc. | 2025 Proxy Statement

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of NB Bancorp, Inc. common stock if they have shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from February 28, 2025. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of NB Bancorp, Inc. common stock.
(2)	Based on a total of 41,842,641 shares of common stock outstanding as of February 28, 2025.
(3)	Includes 15,000 held by a Trust for which Mr. Ayoub is the trustee.
(4)	Includes 40,000 shares held in Mr. Campanelli’s IRA and 40,000 shares held in Mr. Campanelli’s 401(k) account.
(5)	Includes 80,000 shares held in Mr. Darcey’s IRA.
(6)	Includes 60,000 shares held in Mr. Lynch’s retirement account.
(7)	Includes 7,500 shares held in Mr. Orfanello’s retirement account.
(8)	Includes 80,000 shares held by Ms. Pascucci’s spouse.
(9)	Includes 3,706 shares held in Mr. Shaikh’s retirement account.
(10)	Includes 30,000 shares held by a Trust for which Mr. Whalen is the trustee and 500 shares held by Mr. Whalen’s daughter.
(11)	Includes 3,420 shares held in Mr. Lapointe’s 401(k) account.
(12)	Includes 32,300 shares held in Mr. Rinaldi’s IRA and 33,281 shares held in Mr. Rinaldi’s 401(k) account. Mr. Rinaldi retired effective February 7, 2025.

Quorum

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

Votes Required

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder: (i) to vote FOR ALL nominees proposed by the Board; (ii) to WITHHOLD for ALL nominees; or (iii) to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

In voting on the approval of the NB Bancorp, Inc. 2025 Equity Incentive Plan, you may vote in favor of the proposal, vote against the proposal, or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting. In counting votes on this proposal, abstentions and broker non-votes will have no impact on the outcome of the proposal.

As to the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2025, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the matter. The ratification of this matter shall be determined by a majority of the votes cast on the matter. Broker non-votes and abstentions will not affect the outcome of the vote.

Participants in the Needham Bank Employee Stock Ownership Plan and Needham Bank 401(k) Plan

If you participate in the Needham Bank Employee Stock Ownership Plan (the “ESOP”) or the Needham Bank 401(k) Plan (the “401(k) Plan”), you will receive a vote authorization form for each plan that reflects all shares you may direct the trustee to vote on your behalf under the plan. Under each plan, the trustee will vote all shares held by the plan, but each plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account.

NB Bancorp, Inc. | 2025 Proxy Statement 7

The trustee will vote all unallocated shares of Company common stock held by the ESOP plan and all allocated shares for which no voting instructions are received under each plan in the same proportion as shares for which it has received timely voting instructions.

The deadline for returning your ESOP or 401(k) Plan Vote Authorization Form is April 16, 2025 at 11:59 p.m. Eastern time. The telephone and internet voting deadline for ESOP and 401(k) participants is also 11:59 p.m. Eastern time on April 16, 2025. Please note that plan participants must provide voting instructions by the specified deadline, which is earlier than the voting deadline for shareholders of record (who may vote through the closing of the polls at the Annual Meeting).

Compensation Highlights

BALANCE SHEET

Total assets were $5.16 billion as of December 31, 2024, representing an increase of $624.3 million, or 13.8%, from December 31, 2023.

●
Cash and cash equivalents increased to $363.9 million from $272.6 million, a $91.3 million, or 33.5%, increase from the prior year as a result of deposit growth outpacing loan and investment growth.
●
Net loans increased to $4.29 billion, representing an increase of $437.4 million, or 11.3%, from the prior year as demand for new originations continued. Increases were seen in all loan types, with the exception of construction loans, which decreased by $39.0 million, or 6.3%. Increases in loan types were seen in commercial real estate loans, which increased $193.5 million, or 16.5%, multi-family loans, which increased $123.1 million, or 58.6%, commercial and industrial loans, which increased $67.9 million, or 13.8%, residential real estate loans, which increased $33.3 million, or 3.0%, consumer loans, which increased $39.7 million, or 19.4%, and home equity loans, which increased $26.8 million, or 27.5%.
●
The growth in the balance sheet was funded by growth in deposits, primarily from core deposits, which increased $664.1 million, or 20.7% from the prior year, as deposit growth was a significant focus of the Company for the year.

NET INTEREST INCOME

Net interest income was $161.2 million for the year ended December 31, 2024, compared to $131.7 million for the prior year, representing an increase of $29.5 million, or 22.4%.

●
The increase in interest income during the year was primarily attributable to increases in the average balance of loans and cash and short-term investments, which contributed increases of $58.6 million, or 27.6%, and $9.7 million, or 187.3%, respectively.
●
The increase in interest expense for the year was primarily driven by increases in rates and volume on interest-bearing deposits, which increased interest expense by $50.5 million, or 66.1%, with the increases experienced primarily in certificates of deposit and money market accounts. The increase was partially offset by interest expense on FHLB advances, which decreased by $9.7 million, or 68.7%, for the year.

NONINTEREST INCOME

Noninterest income amounted to $11.5 million for the year, a decrease of $3.8 million, or 24.9%, from the prior year.

●
Employee retention credit income decreased $3.5 million as the Company did not receive this one-time credit again during 2024.
●
Loss on sale of available-for-sale securities amounted to $1.9 million from the sale and redeployment of below market-yielding securities during 2024.
●
MasterCard fee income increased $610 thousand during the year resulting from a one-time signing bonus recognized.
●
Bank-owned life insurance income increased $758 thousand as the Company purchased $50 million of additional policies and surrendered $46 million of previously-issued policies, but earned income on all policies until the surrendered policies are paid out in 2025.

8 NB Bancorp, Inc. | 2025 Proxy Statement

NONINTEREST EXPENSE

Noninterest expense amounted to $102.0 million for the year, a decrease of $19.4 million, or 16.0%, from the prior year.

●
Charitable contribution expense decreased $19.6 million, or 85.0%, from prior year as a result of the one-time expense to fund the Needham Bank Charitable Foundation in 2023 did not recur in 2024.
●
FDIC insurance expense decreased $1.9 million, or 39.5%, in 2024 primarily as a result of the increase in capital ratios, which reduces FDIC insurance expense.
●
Director and professional fees increased $2.4 million, or 38.0%, primarily from servicing expense on purchased consumer loans, along with increased audit and recruiting expenses.
●
Data processing expense increased $1.5 million, or 20.3%, as a result of an increase in core processing charges from the growth on the balance sheet, along with expenses from new system and technology put into service during the year.

We pay for performance:

CEO	OTHER NEOS

Performance Review

OPERATING NET INCOME (NON-GAAP) $45.5m Compared to $34.3m in 2023	GAAP NET INCOME $42.1m Compared to $9.8m in 2023	OPERATING NONINTEREST EXPENSE (NON-GAAP) $102.0m Compared to $92.4m in 2023
INTEREST AND DIVIDEND INCOME $292.5m Compared to $222.1m in 2023	INTEREST EXPENSE $131.3m Compared to $90.4m in 2023	NET INTEREST INCOME $161.2m Compared to $131.7m in 2023

Please refer to the Company’s Annual Report on Form 10-K for the reconciliation between GAAP and Non-GAAP results.

NB Bancorp, Inc. | 2025 Proxy Statement 9

Board Skills

INDUSTRY EXPERTISE	EXECUTIVE LEADERSHIP
9/12	12/12

INTERNATIONAL BUSINESS EXPERIENCE	RISK MANAGEMENT
6/12	12/12

FINANCIAL/ACCOUNTING	HUMAN CAPITAL MANAGEMENT
8/12	5/12

INFORMATION TECHNOLOGY/ SECURITY	MARKETING
4/12	6/12

ESG EXPERIENCE
3/12

Governance Highlights

INDEPENDENCE
●
With the exception of the Chairman, President & CEO, the remainder of the Board is independent.
●
The Board appointed a Lead Independent Director, Francis Orfanello.
●
The Company added 5 directors to the Board in 2023 after a rigorous, independent search process, and added an additional independent director in 2024.

ESG
●
Several of the Company’s locations include electric vehicle charging stations.
●
The Company invests in solar partnerships to further reduce carbon footprints.
●
The Company offers a hybrid work schedule, which reduces gasoline consumption and emission.
●
The Company entered into a new lease for executive office space in a LEED-certified building.

RISK OVERSIGHT
●
The Board appointed a Lead Independent Director during 2024.
●
Board committees are comprised of independent directors.
●
The Company maintains a Code of Ethics and Employee Handbook.
●
Annual training is provided to all employees on harassment, ethics and privacy.
●
Insider Trading, Clawback and Confidentiality Policies governs the Board and executive management.

10 NB Bancorp, Inc. | 2025 Proxy Statement

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of 12 members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Four directors have been nominated for election at the annual meeting to serve for a three-year period and until their respective successors shall have been elected and qualified. The Board of Directors has nominated Susan Elliott, Christopher Lynch, Kenneth Montgomery and Frank Orfanello to serve as directors for three-year terms. Each nominee is currently a director of NB Bancorp.

The following sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of December 31, 2024.

With respect to directors, including nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each director of NB Bancorp is also a director of Needham Bank.

Board Skills Matrix

	ANGELA JACKSON	JOSEPH NOLAN	HOPE PASCUCCI	RAZA SHAIKH	SUSAN ELLIOTT	CHRISTOPHER LYNCH	KENNETH MONTGOMERY	FRANCIS ORFANELLO	PAUL AYOUB	JOSEPH CAMPANELLI	WILLIAM DARCEY	MARK WHALEN
INDUSTRY EXPERTISE	■		■		■		■	■	■	■	■	■
EXECUTIVE LEADERSHIP	■	■	■	■	■	■	■	■	■	■	■	■
INTERNATIONAL BUSINESS EXPERIENCE	■	■	■	■		■		■
RISK MANAGEMENT	■	■	■	■	■	■	■	■	■	■	■	■
FINANCIAL/ACCOUNTING		■	■		■	■		■		■	■	■
HUMAN CAPITAL MANAGEMENT	■	■	■	■					■
INFORMATION TECHNOLOGY/ SECURITY				■		■	■	■
MARKETING	■	■				■		■	■		■
ESG EXPERIENCE	■	■							■

NB Bancorp, Inc. | 2025 Proxy Statement 11

Directors

The Nominees For Director, Each For A Three-Year Term, Are:

SUSAN ELLIOTT Retired EVP Federal Home Loan Bank of Boston	CHRISTOPHER LYNCH Partner and co-founder Marshall Resources
INDEPENDENT Age: 71 Director Since: 2020 Committees: Audit	INDEPENDENT Age: 63 Director Since: 2010 Committees: Compensation

Career Prior to her retirement in 2019, from 1981 until 2019, Ms. Elliott was employed at the Federal Home Loan Bank of Boston in roles of increasing responsibility, including serving as Executive Vice President and Chief Business Officer from 2009 until her retirement.

Career Partner and co-founder, since 1995, of Marshall Resources, an information technology services company with offices in Massachusetts, North Carolina and Arizona. Mr. Lynch is also an entrepreneur and investor and since 2003, Mr. Lynch has been the sole owner and operator of various real estate investment entities which purchase, develop and manage commercial real estate properties in Needham, Massachusetts and since 2009 has owned and managed a wine investment company.

Qualifications Ms. Elliott has over 45 years of banking experience and we believe this experience qualifies her to serve on the board of directors.

Qualifications We believe that Mr. Lynch’s experience as a business owner and entrepreneur offers a valuable perspective on developing a successful business, as well as the challenges and risks an organization may face as it grows its product offerings, which qualifies him to serve on our board of directors.

12 NB Bancorp, Inc. | 2025 Proxy Statement

FRANCIS ORFANELLO Operating Partner One Rock Capital Partners, LLC	KENNETH MONTGOMERY Retired FVP, Chief Operating Officer Federal Reserve Bank of Boston
INDEPENDENT Age: 66 Director Since: 2007 Committees: Audit, Enterprise Risk Management, Compensation	INDEPENDENT Age: 66 Director Since: 2024 Committees: Enterprise Risk Management, Nominating and Governance

Career An Operating Partner focused on the Food and Beverage Manufacturing and Distribution vertical for One Rock Capital Partners, LLC, a value-oriented, operationally focused private equity firm headquartered in New York, a position he has held since 2014. Prior to being engaged by One Rock Capital, Mr. Orfanello was a corporate executive for over 20 years at various beverage and food companies as well as service businesses. Mr. Orfanello oversaw national supply chain and sales operations as well as leading strategic initiatives in new product development, manufacturing modernization, opening new channels of distribution and scaling branded consumer products businesses. Mr. Orfanello began his career in a Boston-based accounting firm where he ultimately became a partner. Mr. Orfanello was named Lead Independent Director in September 2024.

Career Prior to his retirement in 2024, Mr. Montgomery most recently served as First Vice President and Chief Operating Officer at the Federal Reserve Bank of Boston, overseeing critical initiatives, including the $700 million FedNow Service program. From October 2021 to June 2022, Mr. Montgomery served as interim President and Chief Executive Officer of the Federal Reserve Bank of Boston. During the majority of his time in the Federal Reserve Bank system, Mr. Montgomery occupied positions that included oversight of technology groups and systems, including 18 years where Mr. Montgomery served as Executive Vice President and Federal Reserve System Chief Technology Officer based out of the Federal Reserve Bank of Richmond. Mr. Montgomery previously served as an executive committee member of the Greater Boston Chamber of Commerce, chair of the Boston Private Industry Council – Boston's workforce development board, and as an executive committee member of the Boston Municipal Research Bureau. Mr. Montgomery also serves as a national advisory board member and past vice chair of the Advanced Cyber Security Center, a nonprofit consortium made up of industry, university, and government organizations, and is a former member of the Massachusetts Cyber Security Council.

Qualifications We believe Mr. Orfanello’s strategic marketing experience, as well as his financial acumen, qualify him to serve on our board of directors.	Qualifications We believe Mr. Montgomery’s extensive regulatory and technology experience, as well as his financial acumen, qualify him to serve on our board of directors.

NB Bancorp, Inc. | 2025 Proxy Statement 13

The Following Directors Have Terms Ending In 2026:

PAUL AYOUB Chair Nutter McClennen & Fish, LLP	JOSEPH CAMPANELLI Chairman of the Board, President and Chief Executive Officer NB Bancorp, Inc. & Needham Bank
INDEPENDENT Age: 69 Director Since: 2023 Committees: Nominating and Governance	Age: 68 Director Since: 2017 Committees: None

Career Paul Ayoub is a practicing attorney and chair of Nutter McClennen & Fish, LLP, a full-service law firm headquartered in Boston, Massachusetts, where he is a partner in the firm’s Real Estate Department and represents clients in the financing and development of commercial real estate projects in Greater Boston, New England and throughout the country. Mr. Ayoub has also served, including as chair, on real estate industry, business and charitable boards.

Career Mr. Campanelli has served as President and Chief Executive Officer of Needham Bank since joining the Bank in January 2017 and was elected Chairman in 2022. Mr. Campanelli has over 40 years of banking experience in a variety of senior and executive positions, including having served as the President and Chief Executive Officer of Sovereign Bancorp, Inc. and its subsidiary Sovereign Bank as well as Chairman, President and Chief Executive Officer of Flagstar Bancorp, Inc. and its subsidiary Flagstar Bank. Mr. Campanelli’s positions as President and Chief Executive Officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full board of directors, and alignment on corporate strategy. Additionally, Mr. Campanelli has a long history of community involvement, currently serving on the board of the Massachusetts Business Roundtable, Boys and Girls Club of Boston and The One Hundred Club of Boston.

Qualifications We believe that Mr. Ayoub’s valuable experience in real estate transactions and corporate governance qualifies him to serve on our board of directors.	Qualifications We believe Mr. Campanelli’s significant banking experience and leadership qualifies him to serve on the board of directors.

14 NB Bancorp, Inc. | 2025 Proxy Statement

WILLIAM DARCEY President and Chief Executive Officer Provider Group	MARK WHALEN Retired, Former CEO Needham Bank
INDEPENDENT Age: 62 Director Since: 2009 Committees: Enterprise Risk Management	INDEPENDENT Age: 66 Director Since: 2007 Committees: Audit, Enterprise Risk Management, Compensation, and Nominating and Governance

Career William Darcey is President and Chief Executive Officer of Provider Group, an insurance agency headquartered in Needham, Massachusetts and Providence, Rhode Island. Mr. Darcey joined Provider Group in 2001 and has served as its President and Chief Executive Officer since 2009. He has over 30 years of experience providing risk management services to businesses and individuals throughout New England and as President and Chief Executive Officer, Mr. Darcey leads Provider Group’s strategic direction, including overseeing sales, marketing, client services, and agency operations.

Career Prior to his retirement in 2017, Mr. Whalen was a career banker and from 2007 until his retirement, Mr. Whalen was employed at Needham Bank. He served as President and Chief Operating Officer of Needham Bank from 2014 through 2015 and Chief Executive Officer of Needham Bank from 2015 until his retirement. Prior to his employment at Needham Bank, from 1999 through 2007, Mr. Whalen was President and Chief Executive Officer of Dedham Co-operative Bank, Dedham, Massachusetts. Mr. Whalen has over 40 years of banking experience.

Qualifications We believe Mr. Darcey’s executive management experience, as well as his knowledge of the commercial landscape and trends in our market area, qualifies him to serve on our board of directors.

Qualifications We believe Mr. Whalen’s broad banking experience, as well as his institutional knowledge of Needham Bank and our market areas, qualifies him to serve on the board of directors.

NB Bancorp, Inc. | 2025 Proxy Statement 15

The Following Directors Have Terms Ending In 2027:

ANGELA JACKSON Chief Executive Officer Future Forward Strategies	JOSEPH NOLAN Chairman, President & CEO Eversource
INDEPENDENT Age: 49 Director Since: 2023 Committees: Audit, Nominating and Governance	INDEPENDENT Age: 62 Director Since: 2023 Committees: Compensation

Career Dr. Jackson, Ed.L.D., is a lecturer at Harvard University, Cambridge, Massachusetts. She has held teaching positions in a part-time capacity since 2018 and has focused more exclusively as a lecturer since June 2022. In her role at Harvard, among other responsibilities, Dr. Jackson teaches classes on education, entrepreneurship and innovation. In addition to her lecturing responsibilities, from February 2022 until October 2022, Dr. Jackson served as Chief Ecosystem Investment Officer for Kapor Enterprises, a family office, and from June 2018 until February 2022, she was a Managing Partner at New Profit, a venture philanthropy firm headquartered in Boston, Massachusetts where she oversaw Economic Mobility Investments. As an Environment, Social and Corporate Governance (ESG) expert, Dr. Jackson is a frequent lecturer and is a widely published consultant and Board member to numerous organizations and entities, and has advised over 100 enterprises in ESG strategy and oversight.

Career Mr. Nolan is Chairman of the Board, President and Chief Executive Officer of Eversource Energy Service Company, New England’s largest electric, gas and water utility provider and is Chairman and a director of Eversource Energy’s principal subsidiaries, except The Connecticut Light and Power Company. Mr. Nolan was elected President and Chief Executive Officer of Eversource Energy in May 2021 and elected Chairman in 2022. Previously, Mr. Nolan served as Executive Vice President-Strategy, Customer and Corporate Relations of Eversource Energy since February 2020. Prior to that, Mr. Nolan served as Executive Vice President-Customer and Corporate Relations of Eversource Energy from August 2016 to February 2020. Mr. Nolan is active in civic and charitable organizations including serving on the Boards of Directors of the New England Council, Camp Harbor View, Francis Ouimet Scholarship Fund, Long Island Association, and an advisory board member of Intercontinental Real Estate Corporation.

Qualifications We believe that Dr. Jackson’s expertise in the areas of ESG, as well as her knowledge and interaction with civic, charitable and venture philanthropic enterprises in our market area and nationally, qualifies her to serve on our board of directors.

Qualifications We believe Mr. Nolan’s management and executive experience and his general business acumen qualify him to serve on our board of directors.

16 NB Bancorp, Inc. | 2025 Proxy Statement

HOPE PASCUCCI President and Principal Rose Grove Capital Management, LLC	RAZA SHAIKH Owner Raza Enterprises, LLC
INDEPENDENT Age: 57 Director Since: 2023 Committees: Audit, Enterprise Risk Management	INDEPENDENT Age: 51 Director Since: 2023 Committees: Audit, Enterprise Risk Management

Career Hope Pascucci is President and Principal of Rose Grove Capital Management, LLC, headquartered in Wellesley, Massachusetts, which manages fixed-income credit hedge funds focused on preferred stock and hybrid capital markets. Ms. Pascucci has held these positions since the firm’s founding in 2006. Prior to Rose Grove Capital’s founding, Ms. Pascucci served as Co-head of Global Capital Markets for Deutsche Bank in London where her responsibilities included oversight of Global Debt Capital Markets, European and Asian Equity Capital Markets and High Yield/Leveraged Loans. Ms. Pascucci has previously served on the Board of Trustees of Amherst College as well as the Board of Directors of Standard & Poor’s Financial Services LLC.

Career Raza Shaikh, whose legal name is Muhammad Raza, is an entrepreneur and early-stage investor and, since January 2020, is a Managing Director of Launchpad Venture Group, an early-stage angel investment group centered in Boston, Massachusetts. He is also the owner of Raza Enterprises, LLC, a consulting firm founded in January 2019 which focuses on mobile applications and games and, since June 2019, has been a Managing Partner of Beacon Venture Partners, an early-stage Venture Capital Fund for high-growth companies throughout New England. From 2010 until January 2019, Mr. Shaikh was co-Founder and Chief Technology Officer of NorthBay, a consulting firm focused on data analytics, cloud computing and artificial intelligence.

Qualifications We believe that Ms. Pascucci’s knowledge of the capital markets, management skills and business acumen qualify her to be on our board of directors.	Qualifications We believe Mr. Shaikh’s extensive business investment analysis, analytics and information technology expertise qualifies him to serve on our board of directors.

NB Bancorp, Inc. | 2025 Proxy Statement 17

Executive Officers Who are Not Directors

Peter Bakkala, age 59, is Executive Vice President – Chief Risk Officer of Needham Bank, a position he has held since 2016. In this role, Mr. Bakkala oversees the Bank’s enterprise risk management, fraud prevention, and general compliance, including Bank Secrecy Act and Community Reinvestment Act compliance, and the Bank’s internal audit functions. Prior to joining Needham Bank, Mr. Bakkala led various audit, risk, and compliance functions, as well as commercial businesses, throughout his career in large superregional and multinational firms.

Paul Evangelista, age 61, is Executive Vice President – Director Specialized Banking Center of Needham Bank, a position he has held since April 2022. In this position, Mr. Evangelista has primary responsibility of the Bank’s cannabis and money service businesses. From December 2021 until March 2022, Mr. Evangelista was a consultant to Eastern Bank, headquartered in Boston, Massachusetts, advising the institution primarily with respect to the cannabis and money service business it acquired in connection with its November 2021 acquisition of Century Bank, headquartered in Medford, Massachusetts. From December 1999 until its sale to Eastern Bank in November 2021, Mr. Evangelista served in positions of increasing responsibility at Century Bank, having served as an Executive Vice President since December 1999.

Kevin Henkin, age 55, is Executive Vice President and Chief Credit Officer of Needham Bank, a position he has held since April 2018. In this role, Mr. Henkin has primary responsibility for managing all aspects of the credit risk management framework over the Bank’s lending operations. Mr. Henkin has over 30 years of banking experience, having served at other financial institutions as well as running a bank consulting firm for three years at which Mr. Henkin conducted external loan reviews, stress testing and due diligence for financial institutions.

JP Lapointe, age 42, is Executive Vice President and Chief Financial Officer, a position he has held since February 2024. Prior to this role, Mr. Lapointe was the Chief Financial Officer of Northeast Bank, Lewiston, Maine, from November 2017 until February 2024. Prior to joining Northeast Bank, Mr. Lapointe served as a Senior Audit Manager at Wolf & Company, P.C. in its external and internal audit practices, with a focus on the financial services sector from 2004 to 2017. Mr. Lapointe is a certified public accountant registered in the Commonwealth of Massachusetts.

Stephanie Maiona, age 57, is Executive Vice President and Senior Commercial Lender of Needham Bank, having served as Senior Commercial Lender since 2011 and becoming Executive Vice President in 2018. Ms. Maiona joined Needham Bank in 2009. She has over 30 years of banking experience, having previously served at other financial institutions as well as serving as a Bank Examiner at the FDIC.

Salvatore Rinaldi, age 70, stepped down as Chief Operating Officer effective January 3, 2025 and retired effective February 7, 2025. Prior to his retirement, Mr. Rinaldi served as Executive Vice President and Chief Operating Officer of Needham Bank, a position he held since April 2017 when he joined Needham Bank. In this role, Mr. Rinaldi assisted the Chief Executive Officer in the general oversight of Needham Bank and implementation of the Bank’s strategic direction. Mr. Rinaldi has over 40 years of banking experience, primarily with commercial banks and their holding companies.

Christine Roberts, age 57, is Executive Vice President and Chief Operating Officer of Needham Bank, a position she has held since January 2025. Prior to this, Ms. Roberts was Executive Vice President, President of Citizens Pay at Citizens Bank, since April 2022. Prior to this appointment, from September 2021 until September 2022, Ms. Roberts served as Head of Consumer Lending Experience and Engagement and prior to that, served as Head of Student Lending from May 2016 until November 2021. Ms. Roberts has been employed at Citizens Bank since August 2012, where she held positions of increasing responsibility across the institution.

Michael Sinclair, age 62, is Executive Vice President – Residential and Consumer Lending of Needham Bank, a position he has held since July 2020. Prior to this, since he joined Needham Bank in September 2018, Mr. Sinclair served as Senior Vice President – Director of Residential and Consumer Lending. Mr. Sinclair has more than 30 years of banking experience having worked from 1995 until August 2018 at Hingham Institution for Savings where he held roles of increasing responsibility, including as Vice President of Retail Lending.

James White, age 61, is Executive Vice President and Chief Administrative Officer of Needham Bank, where he oversees all aspects of the technology, operations and innovation strategy for the Bank, including digital, cyber-security/fraud, innovation, customer care centers, data and facilities management.

18 NB Bancorp, Inc. | 2025 Proxy Statement

Mr. White joined Needham Bank in February 2018 as Senior Vice President, Director of Retail Banking and was promoted into his current roles in July 2020. Mr. White has over 40 years of banking experience.

Board Independence

The board of directors has determined that each of our directors, with the exception of director Campanelli, is “independent” as defined in, and for purposes of satisfying the listing standards of, the Nasdaq Stock Market. Director Campanelli is not independent because he is an executive officer of NB Bancorp and Needham Bank.

In determining the independence of the directors listed above, the board of directors considered relationships between Needham Bank and our directors and officers, including loans and deposit accounts that our directors maintain at Needham Bank, as well as those which are required to be reported under “ – Transactions With Certain Related Persons” below.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by Joseph Campanelli, who is also our President and Chief Executive Officer. The Board of Directors believes this provides an efficient and effective leadership model for the Company. Combining the Chairman of the Board and Chief Executive Officer positions fosters clear accountability, effective decision-making, alignment on corporate strategy, and a clear and direct channel of communication from senior management to the full Board of Directors. As President and Chief Executive Officer of the NB Bancorp and Needham Bank, Mr. Campanelli is well positioned to understand the challenges faced by our organization. As a result, he can set our strategic direction, provide day-to-day leadership, and also set the agenda of the Board of Directors.

We understand the risk that an inside Chairman could theoretically manage the Board of Directors’ agenda to limit the consideration of important issues relating to management. To minimize the risk involved with having a joint Chairman and Chief Executive Officer, the independent directors meet in executive sessions periodically to discuss certain matters such as the Chief Executive Officer’s performance and his annual compensation as well as our independent audit and internal controls. In response to this risk, we appointed a Lead Independent Director, who we believe provides a source of leadership that is complimentary to that provided by the Chairman, but is independent of management. We intend to rotate the position of Lead Independent Director, as applicable and when appropriate to do so.

CHAIR OF BOARD OF DIRECTORS AND LEAD INDEPENDENT DIRECTOR

Joseph Campanelli Chair of Board of Directors

Combining the Chairman of the Board and Chief Executive Officer positions fosters clear accountability, effective decision-making, alignment on corporate strategy, and a clear and direct channel of communication from senior management to the full Board of Directors.

Francis Orfanello Lead Independent Director

The Lead Independent Director is responsible for providing input with respect to the preparation of agendas for meetings of the Board of Directors and committees, working with the Chairman and the Corporate Secretary to ensure that the Board of Directors has adequate resources and information to support its activities, serving as chair of Board of Directors meetings in the Chairman’s absence, educating the Board of Directors as to its responsibilities, chairing meetings of the independent directors and serving as a liaison between the Board of Directors and management and among individual directors.

NB Bancorp, Inc. | 2025 Proxy Statement 19

The Board of Directors believes its administration of its risk oversight function is not adversely affected by the Board of Directors’ leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

●	a majority independent Board of Directors;
●	periodic meetings in executive session of the independent directors; and
●	annual performance evaluations of the President and Chief Executive Officer by the independent directors.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure and the Board expects to select a lead independent director on an annual basis. The responsibilities of the lead independent director will include leading all Board meetings of “non-management” directors.

The Board of Directors is actively involved in oversight of risks that could affect NB Bancorp. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks, including, but not limited to financial, technology, and business program activities. Each director is a trained professional with years of pertinent experience in their field, which they can apply to their oversight of the Company. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within NB Bancorp, Inc. Risks relating to the direct operations of Needham Bank are further overseen by the Board of Directors of Needham Bank, all of whom are the same individuals who serve on the Board of Directors of NB Bancorp. The Board of Directors of Needham Bank also has additional committees that conduct risk oversight. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of NB Bancorp and Needham Bank such as lending, risk management, asset/liability management, investment management and others.

20 NB Bancorp, Inc. | 2025 Proxy Statement

BOARD OF DIRECTORS

The Board of Directors, which is elected by the stockholders, is responsible for the overall management of the business of the Company. It has the ultimate decision-making authority, except with respect to those matters reserved to stockholders. The Board and its committees review the Company’s long-term strategic plans and exercise direct decision-making authority in a number of areas, such as declaring a dividend. The Board endorses, advises and monitors the performance of the senior management team, which is charged with the conduct of the Company’s business and the implementation of the Board’s strategic plan. The Board also reviews development and succession plans for the Company’s senior executive officers, as needed.

Audit Committee	Enterprise Risk Committee	Compensation Committee	Nominating and Governance Committee
●
Oversee the accounting and financial reporting processes and the audits of financial statements;
●
Take or recommend that the Board take, appropriate action to oversee the qualifications, performance and independence of the independent registered public accounting firm;
●
Oversee the system of disclosure controls and internal controls regarding finance, accounting and legal compliance;
●
Review and approve the selection of the internal audit function, as well as the scope and frequency of audits; and
●
Prepare the report required by the rules of the SEC to be included in the proxy statement.

●
Ensure senior management establishes and maintains a proper control environment, including a positive “tone at the top” and attitude of integrity and ethical values;
●
Review guidelines and policies to govern the process for assessing and managing enterprise risks, review benchmarks for major financial exposures from such risks, and monitor and refine the ERM program;
●
Review reports regarding the operation of the ERM Program;
●
Monitor ongoing compliance with all Corporate Governance regulations and recommend changes to current guidelines and practices to the Board, as appropriate; and
●
Review and approve such policies as the Board from time to time may delegate to the ERM Committee, such as BSA/AML, Compliance, Lending, ERM, and Information Technology Policies.

●
Oversee the Company’s overall compensation philosophy;
●
Determine Company objectives relevant to the CEO’s compensation; evaluate the CEO’s performance relative to established goals; and review, evaluate, and determine the CEO’s compensation;
●
Determine goals relevant to the compensation of other executive management; review such officers' performance in light of these goals; and determine such officers' compensation based on this evaluation, taking into consideration the CEO’s recommendations; and
●
Administer succession planning and management development for the executive officers.

●
Lead the search for qualified individuals to become members of the Board and to recommend potential Director nominees to the Board;
●
Assess Directors who are eligible for re-election to the Board, which assessment will consider whether a Director regularly demonstrates the ability to contribute robustly to the Board’s oversight role;
●
Review reports from management regarding the Board and its committees’ compliance with applicable SEC regulations and Nasdaq listing standards; and
●
Review the Board’s committee structure and recommend to the Board for its approval Directors to serve as members of each committee
●
Provide overall assessment of effectiveness of the Board.

References to our Website Address

We use two website addresses: www.nbbancorp.com and www.needhambank.com. References to our website addresses throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our websites by reference into this proxy statement or the accompanying materials.

Delinquent Section 16(a) Reports

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2024, except as noted, we believe that all of our executive officers, directors or 10% beneficial owner of our shares of common stock filed ownership reports on a timely basis during 2024. Directors Jackson and Ayoub and Chief Financial Officer Lapointe and Executive Vice President Evangelista were each late in filing a Form 4, in each case with respect to one transaction. In each case, a Form 4 was subsequently filed.

NB Bancorp, Inc. | 2025 Proxy Statement 21

Code of Ethics for Senior Officers

NB Bancorp has adopted a Code of Ethics for Senior Officers that applies to NB Bancorp’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.nbbancorp.com and can be accessed by clicking “Governance” and then “Governance Documents.” Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

Attendance at Annual Meetings of Stockholders

NB Bancorp does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All of the directors of the Company attended the 2024 Annual Meeting of Stockholders.

Policies and Practices Related to the Grant of Certain Equity Awards

If stock options or similar awards are granted in the future, we expect to adopt a policy to not grant stock options or similar awards in anticipation of the release of material non-public information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and not time the public release of such information based on stock option grant dates. In addition, we expect that our policy will be not to grant stock options or similar awards during periods in which there is material non-public information about the Company, including during “blackout” periods or at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material non-public information. These restrictions do not apply to restricted stock awards or other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant.

The Company did not grant any stock options to its executive officers, including the named executive officers, during the year ended December 31, 2024.

Anti-Hedging Policy

NB Bancorp maintains an Anti-Hedging Policy that provides that directors and executive officers are prohibited from engaging in transactions in publicly traded options, such as puts, calls and other derivative securities based on Company stock including any hedging, monetization or similar transactions designed to decrease the risks associated with holding Company stock. In addition, under the Company’s insider trading policy, directors and executive officers are generally prohibited from pledging Company stock as collateral for any loan or holding Company stock in a margin account. The Board of Directors may approve an exception to this policy for a pledge of Company stock as collateral for a loan from a third party (not including margin debt) where the borrower clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities. The Board of Directors has not approved any such exception to its policy.

Recoupment/Clawback Policy

The Company maintains a Recoupment/Clawback Policy that is designed to enable the Company to recoup erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy is defined to comply with, and to be interpreted in a manner consistent with, Section 10D of the Securities Exchange Act of 1934, as amended, SEC Rule 10D-1 and Nasdaq Listing Rule 5608. Under the policy, in the event of an accounting restatement due to the Company’s material non-compliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company must recoup erroneously awarded incentive-based compensation previously paid to the Company’s executive officers in accordance with the terms of the policy.

Furthermore, under the policy, the Company is prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously awarded incentive-based compensation and from paying or reimbursing an executive officer for purchasing insurance to cover any such loss.

22 NB Bancorp, Inc. | 2025 Proxy Statement

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: NB Bancorp, Inc., 1063 Great Plain Avenue, Needham, Massachusetts 02492, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about NB Bancorp or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

Insider Trading Arrangements and Policy

The Company has adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees, as well as by NB Bancorp itself, that we believe is reasonable designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq exchange listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.

While the Company does not have a formal policy or obligation that requires it to grant or award equity-based compensation on a specific date, the Compensation Committee and the Board expect to adopt a practice of not granting stock options to executive officers during closed quarterly trading windows as determined under the Company’s Insider Trading Policy. Consequently, the Company does not expect to grant any stock options to any named executive officers within four business days preceding the filing with the SEC of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of non-public information in order to impact the value of executive compensation.

The Company did not grant any stock options to its executive officers, including the named executive officers, during the year ended December 31, 2024.

Meetings and Committees of the Board of Directors

The business of NB Bancorp, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees of the Board of Directors of NB Bancorp, Inc. are the Audit Committee, Enterprise Risk Management Committee, Compensation Committee and the Nominating and Governance Committee.

Our Board of Directors has adopted a written charter for each of the Audit Committee, Compensation Committee and the Nominating and Governance Committee, which are available on our website at www.nbbancorp.com and can be accessed by clicking “Governance — Governance Documents.”

The Board of Directors held 11 regular meetings during the year ended December 31, 2024. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

With the exception of Compensation Committee, Directors are encouraged to attend committee meetings even if they do not sit on the committee. In addition to the committees discussed in here, the Company also has a Community Reinvestment Act Committee and a Large Credit Committee, both of which are comprised of members from the Board of Directors.

NB Bancorp, Inc. | 2025 Proxy Statement 23

The following table identifies our standing committees and their members. All members of the Audit Committee, Compensation Committee and Nominating and Governance Committee are independent in accordance with the listing standards of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission.

COMMITTEES
			ENTERPRISE		NOMINATING
DIRECTORS	INDEPENDENT	AUDIT	RISK MANAGEMENT	COMPENSATION	AND GOVERNANCE
Paul Ayoub	✓				■
Joseph Campanelli
William Darcey	✓		■
Susan Elliott	✓	■
Angela Jackson	✓	■			■
Christopher Lynch	✓			■
Kenneth Montgomery	✓		■		■
Joseph Nolan	✓			■
Francis Orfanello	✓	■	■	■
Hope Pascucci	✓	■	■
Raza Shaikh	✓	■	■
Mark Whalen	✓	■	■	■	■
NUMBER OF MEETINGS IN 2024		8	8	4	10

24 NB Bancorp, Inc. | 2025 Proxy Statement

AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in discharging its duties related to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditors’ qualifications, independence and performance, the performance of our internal audit function, our accounting and financial reporting process and financial statement audits. The Audit Committee meets periodically with our independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters.

The Board of Directors has determined that Susan Elliott is an “audit committee financial expert,” as such term is defined by the rules and regulations of the Securities and Exchange Commission. Ms. Elliott is independent under the listing standards of the Nasdaq Stock Market.

Susan Elliott (Chair) Angela Jackson Francis Orfanello Hope Pascucci Raza Shaikh Mark Whalen Number of Meetings in 2024: 8

Audit Committee Report

The Audit Committee has issued a report that states as follows:

●	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2024.
●	We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing Standard.
●	We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that NB Bancorp, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Susan Elliott (Chair)

Angela Jackson

Francis Orfanello

Hope Pascucci

Raza Shaikh

Mark Whalen

NB Bancorp, Inc. | 2025 Proxy Statement 25

ENTERPRISE RISK MANAGEMENT COMMITTEE

The Enterprise Risk Management (“ERM”) Committee provides corporate oversight relative to the risks associated with conducting business as an integrated financial services provider. The ERM Committee provides a framework to proactively identify and evaluate potential risks to the Company and to mitigate those risks to the fullest extent possible. The work of the ERM Committee is also intended to provide a sound basis for integrated risk management and internal controls as key components of strong corporate governance. The Committee provides oversight of the Company’s enterprise-wide risk management frameworks, designed to promote the understanding, assessment, and proactive management of risks associated with various business activities and strategies, including technology and business program activities. NB Bancorp’s core values drive a culture of high performance, coupled with the highest ethical standards and business practices, and the ERM Committee reviews activities to ensure that the corporate culture and the risk culture are in full alignment.

William Darcey (Chair) Kenneth Montgomery Francis Orfanello Hope Pascucci Raza Shaikh Mark Whalen Number of Meetings in 2024: 8

COMPENSATION COMMITTEE

The Compensation Committee approves our compensation objectives and establishes the compensation for the President and Chief Executive Officer and other executives. Our Chief Executive Officer makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for other executives. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Compensation Committee reviews all compensation components for our President and Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual short-term incentives, long-term incentives, and other perquisites. In addition to reviewing competitive total compensation market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of NB Bancorp and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer. The Compensation Committee also reviews executive compensation in relation to Company, department and individual results relative to the strategic plan. The Compensation Committee utilizes a pay-for-performance approach for compensation at all levels of the Company, while avoiding tying compensation to any one metric, which could incentivize enhanced short-term results, while diminishing long-term value creation.

During the year ended December 31, 2024, the Compensation Committee engaged Meridian Compensation Partners to conduct market compensation reviews for its named executive officers and directors.

Christopher Lynch (Chair) Joseph Nolan Francis Orfanello Mark Whalen Number of Meetings in 2024: 4

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NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee is responsible for the annual selection of the Board of Directors’ nominees for election as directors and developing and implementing policies and practices relating to corporate governance including, in developing, recommending and overseeing a process to assess Board effectiveness and in developing and recommending the Company’s corporate governance guidelines.

When identifying nominees to serve as director, the Nominating and Governance Committee seeks to create a Board of Directors that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

Mark Whalen (Chair) Paul Ayoub Angela Jackson Kenneth Montgomery Number of Meetings in 2024: 10

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Nominating and Governance Committee Procedures

It is the policy of the Nominating and Governance Committee of the Board of Directors to consider director candidates recommended by stockholders who appear to be qualified to serve on the Board of Directors. The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Governance Committee’s resources, the Nominating and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Diversity Considerations. The Board of Directors does not have a formal policy or specific guidelines regarding diversity among board members. However, the Board of Directors seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Board of Directors also seeks directors who can continue to strengthen Needham Bank’s position in its community and can assist Needham Bank with business development through business and other community contacts.

Process for Identifying and Evaluating Nominees; Director Qualifications. The Board of Directors considers the following criteria in evaluating and selecting candidates for nomination:

●	Contribution to Board – NB Bancorp endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the Board of Directors will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors. The Board of Directors will also take into consideration the number of public company boards of directors, other than NB Bancorp’s, and committees thereof, on which the candidate serves. The Board of Directors will consider carefully the time commitments of any candidate who would concurrently serve on the boards of directors of more than three public companies other than NB Bancorp, it being the policy of NB Bancorp to limit public company directorships to three companies other than NB Bancorp.
●	Experience – NB Bancorp is the holding company for an insured depository institution. Because of the complex and heavily regulated nature of NB Bancorp’s business, the Board of Directors will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.
●	Familiarity with and Participation in Local Community – NB Bancorp is a community-orientated organization that serves the needs of local consumers and businesses. In connection with the local character of NB Bancorp’s business, the Board of Directors will consider a candidate’s familiarity with NB Bancorp’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in NB Bancorp’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.
●	Integrity – Due to the nature of the financial services provided by NB Bancorp and its subsidiaries, NB Bancorp is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the Board of Directors will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under NB Bancorp’s Bylaws.
●	Stockholder Interests and Dedication – A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best interests of NB Bancorp and its stockholders. In connection with such obligation, the Board of Directors will consider a candidate’s ability to represent the best interests of NB Bancorp and its stockholders, including past service with NB Bancorp or Needham Bank and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.

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●	Independence – The Board of Directors will consider the absence or presence of material relationships between a candidate and NB Bancorp (including those set forth in applicable listing standards) that might impact objectivity and independence of thought and judgment. In addition, the Board of Directors will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g., Securities and Exchange Commission regulations and applicable listing standards). If NB Bancorp should adopt independence standards other than those set forth in the Nasdaq Stock Market listing standards, the Board of Directors will consider the candidate’s potential independence under such other standards.
●	Diversity – The Board of Directors understands the importance and value of diversity in general and, in particular, on the Board of Directors and will strive to maintain a Board of qualified directors that will take into account the diverse backgrounds and experiences of individuals residing in the communities served by NB Bancorp. NB Bancorp understands that if a Board of Directors is not both diverse and inclusive, it may lack credibility with its management, investors, customers, employees, and other stakeholders. In this regard, the Nominating and Governance Committee will consider qualified candidates who self-identify in one or more of the following categories, as defined under the Nasdaq listing standards, to include in the pool from which candidates are chosen: Female, Under-represented Minority, or LGBTQ+.
●	Additional Factors – The Board of Directors will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of NB Bancorp’s stockholders, employees, customers and communities. The Board of Directors also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee or other expertise.

The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to NB Bancorp’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective or skills. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

The Board of Directors may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 1063 Great Plain Avenue, Needham, Massachusetts 02492. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to NB Bancorp’s Corporate Secretary and such communication must include:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;
●	The name and address of the stockholder as they appear on NB Bancorp’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;
●	The class or series and number of shares of NB Bancorp’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;
●	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;
●	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;
●	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;
●	The candidate’s written consent to serve as a director;
●	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on NB Bancorp’s Board of Directors; and
●	Such other information regarding the candidate or the stockholder as would be required to be included in NB Bancorp’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

NB Bancorp, Inc. | 2025 Proxy Statement 29

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of NB Bancorp, Inc. no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by NB Bancorp, Inc.) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of NB Bancorp. See “Stockholder Proposals and Nominations.”

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Needham Bank, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2024, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Needham Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original repayment terms at December 31, 2024, and were made in compliance with federal banking regulations.

Needham Bank utilizes the services of Nutter McClennen & Fish, LLP (“Nutter”), a full-service law firm headquartered in Boston, Massachusetts, of which director Paul Ayoub is a partner. During 2024, Needham Bank has paid approximately $216,000 in fees to Nutter for various legal services, and additionally, during 2024, Nutter received approximately $375,000 in fees from borrowers in connection with closings of loan transactions in which Needham Bank was the lender.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Board of Directors periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Business Conduct and Ethics, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before NB Bancorp.

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Executive Compensation

Our Named Executive Officers are as follows:

JOSEPH CAMPANELLI Chairman, President and Chief Executive Officer	SALVATORE RINALDI Executive Vice President and Chief Operating Officer	JP Lapointe Executive Vice President and Chief Financial Officer

2024 Peer Group

PEER GROUP

● Amalgamated Financial Corp. ● Brookline Bancorp, Inc. ● Camden National Corporation ● ConnectOne Bancorp, Inc. ● Enterprise Bancorp, Inc ● Financial Institutions, Inc.	● Flushing Financial Corporation ● HarborOne Bancorp, Inc. ● Hingham Institution for Savings ● Kearny Financial Corp. ● Metropolitan Bank Holding Corp. ● Northfield Bancorp, Inc.	● Peapack-Gladstone Financial ● The First of Long Island Corporation ● Tompkins Financial Corporation ● TrustCo Bank Corp NY ● Washington Trust Bancorp, Inc.

NB Bancorp, Inc. | 2025 Proxy Statement 31

Summary Compensation Table

The following table sets for the years ended December 31, 2024 and 2023 certain information for our principal executive officer and the two most highly compensated executive officers (other than the principal executive officer) whose total compensation exceeded $100,000 for the year ended December 31, 2024. These individuals are sometimes referred to as the “named executive officers.”

				Non-equity	Nonqualified
				Incentive Plan	Deferred	All Other
		Salary	Bonus	Compensation	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	Earnings ($)(2)	($)(3)	($)
Joseph Campanelli	2024	988,000	1,030,000	465,893	—	295,686	2,779,579
Chairman, President and Chief Executive Officer	2023	950,000	2,985,316	3,082,033	—	250,400	7,267,749
Salvatore Rinaldi (4)	2024	598,000	600,000	328,726	—	147,886	1,674,612
Executive Vice President and Chief Operating Officer	2023	575,000	1,893,527	2,194,306	—	107,900	4,770,733
JP Lapointe (5)	2024	320,833	345,000	213,053	—	16,154	895,040
Executive Vice President and Chief Financial Officer
(1)	Messrs. Campanelli, Rinaldi, and Lapointe did not receive grants on January 1, 2025 related to 2024 performance. 2024 amounts for Messrs. Campanelli and Rinaldi reflect earnings on previously awarded grants. Mr. Lapointe’s 2024 grant was made upon the commencement of his employment and cliff-vests after three years. 2023 amounts represent grants made on January 1, 2024 related to 2023 performance and earnings on previous grants made under the Long-term Incentive Plan to Messrs. Campanelli and Rinaldi. The grants made for 2023 performance to Messrs. Campanelli and Rinaldi were $1,500,000 and $1,000,000, respectively, and cliff-vest after three years, and earnings on previous grants in 2023 were $1,582,033 and $1,194,306, respectively. There were no grants made to Messrs. Campanelli, Rinaldi and Lapointe under this plan for 2024 performance. Earnings on previous grants for Messrs. Campanelli, Rinaldi and Lapointe in 2024 were $465,893, $328,726, and $13,053, respectively. The earnings on previous grants are based on pre-existing formulas calculated based on increases in the tangible capital of the Bank.
(2)	Earnings credited to amounts deferred under the Nonqualified Deferred Compensation Plan in 2024 and 2023 were credited at 5.25% and 4.25%, respectively, and are considered at-market rates.
(3)	The compensation set forth in the “All Other Compensation” column for 2024 is detailed in the following table:

	401(k) Plan	ESOP	Personal	Deferred
	Employer	Employer	Benefit	Compensation	Total All Other
	Contributions	Contributions	Allotment	Plan	Compensation
	($)	($)	($)(a)	($)(b)	($)
Joseph Campanelli	30,500	33,586	34,000	197,600	295,686
Salvatore Rinaldi	30,500	33,586	24,000	59,800	147,886
JP Lapointe	16,154	—	—	—	16,154
(a)	Represents the amount of personal benefit allowance under the executive’s employment agreement.
(b)	Represents employer contributions made to the Non-Qualified Deferred Compensation Plan for Officers for the benefit of Messrs. Campanelli and Rinaldi.
(4)	Mr. Rinaldi retired from his role as EVP, Chief Operating Officer effective January 3, 2025. Upon his retirement, all of Mr. Rinaldi’s unvested benefits became fully vested.
(5)	Mr. Lapointe was appointed EVP, Chief Financial Officer on February 1, 2024. The bonus amount includes a $100,000 signing bonus which was paid upon the commencement of Mr. Lapointe’s employment.

Employment Agreements. Needham Bank has entered into employment agreements with Messrs. Campanelli and Rinaldi. The term of the employment agreement with Mr. Campanelli is three years, currently expiring on January 1, 2028, and the term of the employment agreement with Mr. Rinaldi is two years, currently expiring on January 1, 2027. The terms of the employment agreements automatically extend on each January 1st (the “Renewal Date”) for one year, so that the term again becomes either three years (in the case of Mr. Campanelli) or two years (in the case of Mr. Rinaldi), unless either Needham Bank or the executive provides written notice to the other party at least 90 days prior to the Renewal Date notifying the other party of his or its election not to renew the term of the employment agreement. Notwithstanding the foregoing, in the event NB Bancorp or Needham Bank enters into a transaction that would constitute a change in control, as defined under the employment agreements, the term of the agreements would automatically extend so that they would expire no less than

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three years (in the case of Mr. Campanelli) or two years (in the case of Mr. Rinaldi) following the effective date of the change in control.

The employment agreements specify the base salaries of Messrs. Campanelli and Rinaldi, which are currently $988,000 and $598,000, respectively. The Board of Directors or the Compensation Committee of the Board of Directors of Needham Bank may increase, but not decrease (except for certain across-the-board reductions), the executives’ base salaries. In addition to base salary, the agreements provide that each executive will participate in short-term and long-term incentive compensation arrangements and receive certain fringe benefits from Needham Bank. In addition, Messrs. Campanelli and Rinaldi receive an annual personal benefits allotment of $34,000 and $24,000, respectively. Needham Bank will also reimburse the executive for reasonable travel and business expenses incurred in the performance of his duties.

Under the employment agreements, in the event of the executive’s termination of employment, the executive will receive (i) any earned but unpaid base salary, (ii) any unpaid expense reimbursements, (iii) any accrued but unpaid vacation, (iv) any earned but unpaid short-term and long-term incentive compensation for the calendar year preceding the year in which the termination occurs and (v) except in the event of a voluntary termination by the executive without good reason or a termination by Needham Bank for cause, a prorated portion of the executive’s targeted short-term and long-term incentive compensation for the year in which the termination occurs. In addition, Needham Bank will provide the executive with any vested benefits under employee benefit plans of Needham Bank. These payments and benefits are referred to as the “Automatic Termination Payments.”

In the event Needham Bank terminates the executive’s employment without cause or the executive voluntary resigns for “good reason,” in addition to the Automatic Termination Benefits, and subject to the executive signing and not revoking a release of claims, Needham Bank will pay the executive a severance payment equal to three times, in the case of Mr. Campanelli, or two times, in the case of Mr. Rinaldi, the sum of (i) the executive’s base salary and (ii) the highest annual short-term incentive compensation awarded to the executive for the three fiscal years ending before the year in which the termination occurs. Needham Bank will also provide the executive with a payment equal to two times the executive’s personal benefit allotment. Needham Bank will also make an additional payment to the executive equal to thirty-six (36) times, in the case of Mr. Campanelli, or twenty-four (24) times, in the case of Mr. Rinaldi, the total monthly cost for participation (by the executive and his dependents, if applicable) in the Needham Bank’s group life, medical and dental insurance plans. These payments will be made to the executive in a single lump sum within ten days of the effective date of the release agreement. In addition to these payments, the executive will fully vest in any non-qualified deferred compensation plan in which he participates.

With respect to payments and benefits made or provided in connection with a change in control, if the payments and benefits constitute an excess parachute payment, then the executive may elect between (i) reducing the payments and benefits to an amount that is one dollar less than three times his “base amount” (as that term is defined for Section 280G of the Internal Revenue Code) or (ii) accepting all of the payments and benefits and paying any resulting income and excise taxes on the payments.

For purposes of the employment agreements, the term “good reason” includes (i) failure of Needham Bank to continue the executive in his current employment positions, (ii) a material adverse change in the nature or scope of the executive’s responsibilities, titles, authorities, powers, functions or duties (including the failure of Needham Bank to permit the executive to attend board meetings), (iii) an involuntary reduction in base salary except an across the board reduction affecting similarly affected executive management employees, (iv) an involuntary relocation by more than twenty-five (25) miles driving distance, (v) a material breach of the employment agreement, (vi) a change in control, as defined in the employment agreement, provided the executive terminates employment within three years (two years in the case of Mr. Rinaldi) of the effective date of the change in control, and (vii) Needham Bank’s election to not renew the term of the employment agreement, provided the executive terminates his employment within 90 days of the notice from Needham Bank to not renew the term of the employment agreement.

For purposes of the employment agreements, the term “cause” means (i) a conviction by the executive or entry of a plea of guilty or nolo contendere or an admission of sufficient facts with respect to any criminal offense involving dishonesty or breach of trust or any felony crime of moral turpitude, (ii) the commission of an act of fraud upon Needham Bank, (iii) the willful refusal to perform the duties reasonably assigned to the executive, which failure last for more than 30 days, (iv) a willful breach of fiduciary duty or willful misconduct of the commission of an act of moral turpitude that materially and

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adversely affects Needham Bank or has the ability to do so and (v) a material breach of the breach of the employment agreement by the executive.

The employment agreements terminate upon the executive’s death or disability. In the event of the executive’s death or disability, as applicable, Needham Bank will pay the executive’s beneficiary or the executive, as applicable, the executive’s base salary for a period of twelve months (six months in the case of Mr. Rinaldi).

During the term of the employment agreements and for a period of one year following the executive’s termination of employment, the executive will be required to adhere to non-solicitation restrictions set forth in the employment agreement. In addition, during the term of the employment and for a period of one year following the termination of the executive’s employment by Needham Bank without cause or by the executive for good reason, the executive will be required to adhere to one-year non-competition restrictions in favor of Needham Bank.

Change in Control Agreement. NB Bancorp and Needham Bank entered into a change in control agreement with Mr. Lapointe, Executive Vice President and Chief Financial Officer.

The change in control agreement has a term of 18 months. Each year, the term of the change in control agreement extends for an additional 12 months, so that the term is again 18 months, unless either party gives at least 60 days written notice of non-renewal to the other. If a change in control occurs during the term of the change in control agreement, the term of the agreement automatically renews for 18 months from the effective date of the change in control.

In the event the executive’s employment involuntary terminates for reasons other than cause, or in the event of the executive’s resignation for “good reason,” in either case following a change in control and during the term of the agreement, the executive will receive a severance payment, paid in a single lump sum, equal to one and one-half times the sum of the executive’s base salary and the annual total incentive bonus that would have been earned in the year of the change in control at target bonus opportunity. In addition, if the executive elects COBRA coverage, the executive will be reimbursed for the monthly COBRA premium payments for up to 18 months. For purposes of the change in control agreement, the term “good reason” includes (i) the assignment to the executive of any duties which are materially inconsistent with the executive’s positions, duties, responsibilities immediately prior to a change in control, or a material change in the executive’s reporting responsibilities, titles or offices as an officer and employee and as in effect immediately prior to the change in control, or any removal of the executive from or any failure to re-elect the executive to any of her responsibilities, titles or offices, (ii) a reduction in the executive’s base salary or bonus/incentive award opportunity under Needham Bank’s (or its successor’s) incentive compensation plans or arrangements as in effect immediately prior to the date of the change in control or as the same may be increased from time to time thereafter or a reduction in the package of fringe benefits provided to the executive as in effect immediately prior to the date of the change in control, (iii) a change in the executive’s principal place of employment by a distance in excess of twenty-five (25) miles from its location immediately prior to the change in control; or (iv) the failure of the successor to assume and honor the change in control agreement. With respect to payments and benefits made or provided in connection with a change in control, if the payments and benefits constitute an excess parachute payment, then the payments and benefits will be reduced to an amount that is one dollar less than three times his “base amount” (as that term is defined for Section 280G of the Internal Revenue Code) if doing so would result in a higher after-tax benefit to the executive than the executive receiving all of the payments and benefits and paying any income and excise taxes on those amounts.

Bonus Policy. Under Needham Bank’s informal bonus policy for management employees, the President and Chief Executive Officer and the Executive Vice President and Chief Operating Officer recommend bonuses for management employees, based on a targeted percentage of the employee’s base salary, to the Compensation Committee. The Compensation Committee determines bonuses for the President and Chief Executive Officer and the Executive Vice President and Chief Operating Officer based on a targeted percentage of base salary. The President and Chief Executive Officer and the Executive Vice President and Chief Operating Officer have discretion in determining the final bonus amount for management employees, as does the Compensation Committee for the final bonus amounts of the President and Chief Executive Officer and the Executive Vice President and Chief Operating Officer. Although the policy provides for this discretion, the primary driver of determining the bonus amounts is the employee’s individual performance. The Compensation Committee uses a structured process to review the performance of executive management for determining the overall bonus payouts, including quantitative and qualitative information. The Compensation Committee reviewed all factors and pertinent information necessary in reaching a conclusion and determined the bonus amounts payable for the NEOs for 2024 performance.

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Beginning in 2025, the Compensation Committee is implementing a formula-based, short-term incentive plan for, at a minimum, the Chairman, President and Chief Executive Officer, and other executives, as determined to be necessary, to tie their short-term incentive payments to Company performance without placing undue pressure on taking outsized risk.

Long-Term Incentive Plan. Needham Bank sponsors the Needham Bank Long-term Incentive Plan (the “LTIP”) for a select group of management or highly compensated employees, including the named executive officers. Each year, beginning in 2020, after the end of the calendar year, Needham Bank makes awards under the LTIP to participants based on employee performance. The size of any award made to a participant, as well as the terms and conditions of that award, including individual and bank performance metrics and vesting conditions, are set forth in a grant agreement specific to each participant. An LTIP award will be paid to a participant within 75 days of becoming vested and the award is the total of the original award plus crediting for the appreciation of Needham Bank’s tangible book value. Vesting typically occurs after three years. Participants may defer the receipt of the award if the deferral complies with certain rules and procedures. Awards may also be paid earlier to participants in certain circumstances: (i) a change in control (as defined in the LTIP); (ii) the participant’s death or disability; and (iii) the participant’s involuntary separation from service. Upon a participant’s separation from service after completing at least ten years of services and attaining age 65, a participant will also become fully vested in an award. Needham Bank may, however, in its discretion, provide for different criteria in a participant’s grant agreement. Grants made under the LTIP for 2024 were, in part, to recognize the accomplishment of completing the mutual-to-stock conversion and the Company’s initial stock offering and the overall quality of earnings of the Bank for the year.

Nonqualified Deferred Compensation Plan. Needham Bank sponsors the Needham Bank Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, participants may elect to defer receiving up to 50% of their salary and 100% of their bonus or LTIP award. Each of the named executive officers is eligible to participate in the Deferred Compensation Plan. Mr. Campanelli participates in and makes deferrals under the Deferred Compensation Plan. Mr. Rinaldi and Mr. Lapointe did not elect to make deferrals under the Deferred Compensation Plan for 2024. At the time a participant makes the election to defer his or her salary and bonus, the participant must also elect the form and timing of the distribution of the deferrals. Each year, a participant’s deferral will be credited with earnings based on the rate established under the LTIP. A participant is always fully vested in their deferrals and the earnings on the deferrals.

Needham Bank may also make discretionary contributions on behalf of participants under the Deferred Compensation Plan. Discretionary contributions and any earnings on the discretionary contributions will vest after 36 months, unless Needham Bank designates a different vesting schedule at the time it makes the contribution. Discretionary contributions also fully vest upon a participant’s death, disability, retirement (after attaining age 65 and the completion of ten years of service) and a change in control. Needham Bank did not make discretionary contributions to the Deferred Compensation Plan for any of the named executive officers for 2024.

In general, in-service distributions (as elected by a participant) and distributions in connection with retirement may be made in annual installments over five or ten years or in a lump sum. Other distributions due to a separation from service (other than on account of retirement), will be made in a lump sum within sixty days following the separation from service. Distributions made on account of a participant’s death or disability are also made in a lump sum within sixty days of the date of death or disability. If elected by a participant, distributions may also be made in a lump sum within sixty days of a change in control (as defined in the plan). Participants may change their distribution elections if the changes comply with Section 409A of the Internal Revenue Code. Distributions may also be delayed or made upon certain hardships of the participant, provided the distributions comply with Section 409A of the Internal Revenue Code. Upon a termination for cause, a participant will be entitled to their deferrals under the plan but will forfeit any discretionary contributions made to the plan on their behalf.

NB Bancorp, Inc. | 2025 Proxy Statement 35

Non-Qualified Deferred Compensation Plan for Officers. Needham Bank sponsors the Non-Qualified Deferred Compensation Plan for Officers of Needham Bank (the “Officers Deferred Compensation Plan”). Messrs. Campanelli and Rinaldi each participate in the plan. Under the Officers Deferred Compensation Plan, as of each December 31, Needham Bank credits participants with a contribution equal to a percentage of the officer’s base compensation, as specified on a participation agreement related to the plan. For 2024, the contribution percentages for Messrs. Campanelli and Rinaldi were 20% and 10%, respectively, of base salary. In addition, an officer may be credited with a discretionary contribution from time to time. Needham Bank credits earnings to the officer’s account each year based on the average percentage yield for five-year individual retirement accounts. The earnings rate may also be adjusted by Needham Bank based on the achievement of a performance metric established by the board of directors within 75 days of the beginning of the calendar year. The earnings rate for 2024 was 5.25%. Each officer becomes vested in the contributions and earnings credited on his or her behalf in accordance with the schedule set forth on his or her participation agreement. Under their participation agreements, Messrs. Campanelli and Rinaldi vest over a period of seven years (December 31, 2023, for Mr. Campanelli and August 21, 2024, in the case of Mr. Rinaldi). Their account also becomes fully vested in the event of their death or disability, an involuntary termination without cause and a change in control.

Upon a separation from service after attaining their benefit age (age 67 for Mr. Campanelli and age 69 for Mr. Rinaldi) or after becoming vested in their account balance, other than due to death, disability, cause, or a change in control, an officer will receive his or her vested benefit in a lump sum. An officer will also receive their account balance in a lump sum upon a change in control. Upon an officer becoming disabled, the officer will receive a lump sum payment of his or her account balance. If an officer dies while in service, the officer’s beneficiary will receive a lump payment equal to the officer’s account balance under the plan. If the officer dies after a separation from service but prior to receiving his or her benefits under the plan, the officer’s beneficiary will receive a lump sum payment equal to the remaining benefits due to the officer. If an officer is terminated for cause, all benefits under the plan are immediately forfeited. The plan also contains certain non-competition and non-solicitation provisions that an officer must adhere to upon a separation from service other than on account of cause, death, disability, or a change in control. In January 2025, the Officers Deferred Compensation Plan was modified to not allow additional participants from entering the plan.

401(k) Plan. Needham Bank maintains a tax-qualified defined contribution plan under which eligible employees may elect to defer a portion of their compensation and receive certain employer contributions (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees of Needham Bank. Eligible employees who are at least 21 years of age generally become participants in the 401(k) Plan after they have been employed for one month.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, between 1% and 75% of their eligible compensation. For 2024, the salary deferral contribution limit was $23,000, provided, however, that a participant over age 50 may contribute an additional $7,500 to the 401(k) Plan, for a total of $30,500. In addition to salary deferral contributions, Needham Bank makes matching contributions up to 8% of the participant’s compensation. A participant is immediately 100% vested in his or her salary deferral contributions. Participants become vested in employer contributions, including matching contributions, to the 401(k) Plan after completing three years of service.

Defined Benefit Pension Plan. Needham Bank participates in the Defined Benefit Plan (Plan C) of CBERA (the “Pension Plan”). Employees hired prior to April 1, 2018, and who attain age 21, are eligible to participate in the Pension Plan. The Pension Plan was frozen so that no employees hired after April 1, 2018, are eligible to participate in the Pension Plan. Messrs. Campanelli and Rinaldi participate in the Pension Plan. The normal annual retirement benefit under the Pension Plan equals 1.50% of the participant’s final average compensation (as defined in the Pension Plan) up to the participant’s “covered compensation” (i.e., the amount of compensation that may be taxed each year for purposes of social security) plus 0.50% of the participant’s compensation in excess of his or her covered compensation, multiplied by the participant’s years of credit service (up to a maximum of 25 years). A participant’s compensation since 1989 is considered under the Pension Plan. A participant’s normal retirement age under the Pension Plan is age 65 and a participant may retire early upon achieving age 55 with ten years of service or age 50 with 15 years of service. Participants begin vesting at the rate of 20% per year after completing two years of service (so that they are 100% vested after completing six years of service). The Pension Plan was hard frozen during the year ended December 31, 2023, whereby no further benefits would accrue and was terminated during the year ended December 31, 2024. The expense recognized in connection with the Pension Plan totaled approximately $390,000 and $3.5 million for the years ended December 31, 2024 and 2023, respectively.

36 NB Bancorp, Inc. | 2025 Proxy Statement

Needham Bank terminated the Pension Plan in 2024 and made a final contribution of $1.1 million in January 2025 and the Pension Plan became fully liquidated at that time.

ESOP. In connection with the conversion, Needham Bank adopted an ESOP for eligible employees. Eligible employees include employees who have attained age 21 and have completed one year of service. Eligible employees enter the ESOP upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period. All of our named executive officers participate in the ESOP on the same terms as other eligible employees.

Each year, in connection with the annual ESOP loan payment, 1/20th of the unallocated ESOP shares held in the ESOP Trust are allocated to participant accounts based on each participant’s proportional share of eligible plan compensation relative to all participants in the ESOP. The record keeper for the ESOP allocates the released shares among the participants’ accounts based on each participant’s proportional share of compensation relative to all participants. Participants vest in their ESOP benefit after three years of service, such that the participants will be 100% vested upon completion of three years of credited services. Participants employed by the Bank immediately prior to the Bank’s mutual-to-stock conversion receive credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon separation from service with the Bank. The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

Share Ownership Guidelines. Effective January 2025, the Company’s Board of Directors believes that the Company’s most senior executives (including its NEOs) should hold meaningful stock ownership positions in the Company, in part to align the NEOs’ interests with those of the Company’s shareholders. Under the management stock ownership guidelines, each NEO is required to hold shares of the Company’s stock as set forth below:

Title	Multiple of Annual Base Salary
Chief Executive Officer	Five (5) Times
All Other Named Executive Officers	Three (3) Times

To attain this ownership threshold, each NEO will have the longer of five (5) years from (i) the date of implementation of the stock ownership guidelines January 2025, or (ii) the date that an officer becomes a NEO. There shall be a one-year holding period for 50% of a NEO’s vested shares (except in order to satisfy tax withholding obligations or to satisfy payment of an option exercise price) until the NEO has met, and continues to meet, his or her applicable minimum holding requirement.

Holdings that satisfy a NEO’s stock ownership requirement include all outstanding shares held directly, shares held through a 401(k) or ESOP, and all unvested time-based restricted shares awarded to a NEO. Unvested awards of performance-based restricted shares, stock options, warrants or other rights not listed above exercisable for or convertible into shares of common stock do not count towards satisfying the ownership requirement unless and until shares under such awards are issued to a NEO.

Compliance with stock ownership guidelines is evaluated annually as of the last business day of the calendar year. A NEO is not required to purchase additional shares to satisfy the applicable ownership requirement in the event of a decline in the Company’s stock price, but the NEO is generally prohibited from selling or transferring shares until the minimum ownership requirement has been achieved, except as otherwise determined by the Compensation Committee.

NB Bancorp, Inc. | 2025 Proxy Statement 37

Directors’ Compensation

The following table sets forth for the year ended December 31, 2024, certain information as to the total remuneration we paid to our non-employee directors. Director Campanelli does not receive fees for his service as a member of the Board of Directors.

	Fees Earned or	All Other
	Paid in Cash	Compensation	Total
Name	($)	($)	($)
Paul Ayoub	100,000	—	100,000
William Darcey	110,000	—	110,000
Susan Elliott	110,000	—	110,000
Angela Jackson	100,000	—	100,000
Christopher Lynch	110,000	—	110,000
Kenneth Montgomery (1)	25,000	—	25,000
Joseph Nolan	100,000	—	100,000
Francis Orfanello	100,000	—	100,000
Hope Pascucci	100,000	—	100,000
Raza Shaikh	100,000	—	100,000
Mark Whalen	110,000	—	110,000

Director Fees. Directors receive an annual retainer (paid monthly) of $75,000. Directors also receive an annual committee retainer of $25,000 and chairs of committees will receive an annual fee of $10,000. Beginning in January 2025, the Lead Independent Director will receive an annual fee of $25,000 and the Audit Committee Chair will receive an additional $5,000 annual fee, for a total of $15,000. All other Board compensation will remain the same for 2025.

(1)	Mr. Montgomery joined the Board of Directors in September 2024 and his fees are prorated to reflect his partial year of service.

Director Retirement Plan. Needham Bank sponsors the Needham Bank Second Amended and Restated Director Retirement Plan (the “Director Retirement Plan”), in which non-employee directors participate. Under the Director Retirement Plan, a director who retires after his or her “Full Vesting Date” and on or after his or her 70th birthday, will receive the Normal Plan Benefit. The “Normal Plan Benefit” for directors as of December 31, 2024, equals the highest annual director fee amount paid to the director over the immediately preceding consecutive five calendar years. For directors as of January 1, 2025, the normal retirement benefit requires (i) a recommendation, together with a specific vesting schedule, of the Governance Committee and (ii) the majority vote by the Board of Directors (with the specific vesting schedule). An employee-director who also serves as Chairman of the Board of Directors is eligible for a benefit equal to the greater of (x) 1.25 times the highest paid director or (y) 70% of the previous Chairman’s five-year highest compensation. An employee-director not serving as Chairman will receive 70% of the average highest pay of all sitting directors. The benefit is paid monthly for 120 months. A director who retires after his or her full vesting date and on or after attaining age 62 will also receive the Normal Plan Benefit. The Full Vesting Date is accelerated in the event of a change in control. The Director Retirement Plan was frozen to new participants in 2023. Effective December 31, 2024, the Director Retirement Plan was hard frozen and no further benefits accrue under this plan.

If an individual dies while serving as a director, his or her beneficiary will receive the present value of the normal retirement benefit in a lump sum. If the director dies while receiving benefits, the beneficiary will receive a lump sum payment equal to the present value of the remaining benefits due to the director. A director who incurs a disability will be entitled to the normal benefit under the Director Retirement Plan. A director who is removed for cause is not entitled to any benefit under the Director Retirement Plan.

Director Stock Ownership Guidelines. The Company’s Board of Directors believes that the Company’s directors, including the CEO, should hold meaningful equity ownership positions in the Company, in part to align the directors’ interests with those of the Company’s shareholders. Accordingly, effective January 2025, the Board of Directors has adopted the stock ownership guidelines set forth below. Each director is expected to achieve the applicable stock ownership threshold within five years of either the date of initial implementation of the stock ownership guidelines (January 2025) or the date the director is first elected to the Board of Directors, whichever is later:

38 NB Bancorp, Inc. | 2025 Proxy Statement

●	Non-employee directors shall hold four (4) times the value of their cash retainers in shares of the Company’s stock;
●	The CEO shall hold four (4) times the value of his or her annual base salary in shares of the Company’s stock; and
●	Any director who serves as an executive officer, other than the CEO, will be required to hold multiples of the value of his or her base salary in shares of the Company’s stock, depending on the position (and as set forth in the management stock ownership guidelines) and as established by the Compensation Committee.

There is a one year holding period for 50% of a director’s vested shares until the applicable minimum holding requirement described above has been met. Holdings that satisfy a director’s stock ownership requirements include all outstanding shares held and all restricted stock awarded to a director. Unvested awards of performance stock units, stock options, warrants or other rights not listed above exercisable for or convertible into shares of common stock will not count towards satisfying the ownership requirement unless and until shares under such awards are actually issued to a director.

Compliance with stock ownership guidelines is evaluated annually. A director is not required to purchase additional shares to satisfy the ownership requirement in the event of a decline in the Company’s stock price, but the director is generally prohibited from selling or transferring shares until the minimum ownership requirement has been achieved, except as otherwise determined by the Compensation Committee.

NB Bancorp, Inc. | 2025 Proxy Statement 39

PROPOSAL II—APPROVAL OF 2025 EQUITY INCENTIVE PLAN

Overview. The Company’s Board of Directors unanimously approved and unanimously recommends that stockholders approve the NB Bancorp, Inc.’s 2025 Equity Incentive Plan (referred to in this proxy statement as the “2025 Equity Plan” or the “Plan”). The 2025 Equity Plan will become effective on April 23, 2025 (the “Plan Effective Date”) if stockholders approve the Plan on that date. No awards have been made under the 2025 Equity Plan. However, initial awards to our non-employee directors are set forth in the Plan document and will be self-executing on the day following the approval of the Plan by stockholders.

No awards may be granted under the 2025 Equity Plan on or after the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2025 Equity Plan at that time will continue to be governed by the 2025 Equity Plan and the award agreements under which they were granted.

Best Practices. The 2025 Equity Plan reflects the following equity compensation plan best practices:

●
The Plan limits the maximum number of shares that may be issued to any one employee or one non-employee director, respectively, and to all non-employee directors as a group. For these purposes, we have generally adopted the limits set forth under the regulations of the Board of Governors of the Federal Reserve System for equity plans adopted no earlier than six months and no later than one year after a conversion stock offering, even though the 2025 Equity Plan, which is being submitted to our stockholders more than one year after our mutual to stock conversion offering, is not otherwise subject to these limits;
●
The Plan provides for a minimum vesting requirement of one year for all equity-based awards, except that up to 5% of the awards may be issued (or accelerated) pursuant to awards that do not meet this requirement and any award may provide for accelerated vesting for death, disability or an involuntary termination without cause or resignation for good reason in connection with a change in control;
●
Under the Plan, performance goals may be established by the Compensation Committee (the “Committee”) in connection with the grant of any award;
●
The Plan prohibits grants of stock options with a below-market exercise price;
●
The Plan prohibits repricing of stock options and cash buyout of underwater stock options without prior stockholder approval;

●
The Plan prohibits the payment of dividends on restricted stock or dividend equivalent rights on restricted stock units (sometimes referred to herein as “RSUs”) until the vesting or settlement date of the underlying award and does not permit the payment of dividend equivalent rights on stock options;
●
The Plan does not contain a liberal change in control definition;
●
The Plan does not permit liberal share recycling. Shares withheld to satisfy tax withholding or to pay the exercise price of a stock option will not be available for future grants;
●
The Plan requires “double trigger” vesting of awards upon a change in control, requiring both a change in control plus an involuntary termination or a resignation for “good reason,” except to the extent an acquiror fails or refuses to assume the awards or replace them with awards issued by the acquiror; and
●
Awards under the Plan are subject to the Company’s clawback policies, including under Section 954 of the Dodd-Frank Act, as well as the Company’s insider trading policy restrictions and hedging/pledging policy restrictions.
●
The full text of the 2025 Equity Plan is attached as Appendix A to this proxy statement, and the description of the 2025 Equity Plan is qualified in its entirety by reference to Appendix A.

Why the company believes you should vote to approve the 2025 equity plan. Our Board of Directors believes that equity-based incentive awards will play a key role in the success of the Company by encouraging and enabling employees, officers and non-employee directors of the Company and its subsidiaries, including Needham Bank (as used in this section, the Company, Needham Bank and their respective subsidiaries are collectively referred to as, the “Company”), upon whose judgment, initiative and efforts the Company has depended and continues to largely depend for the successful conduct of its business, to acquire an ownership stake in the Company, thereby stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company. The details of the key design elements of the 2025 Equity Plan are set forth in the section entitled “Plan Summary,” below.

40 NB Bancorp, Inc. | 2025 Proxy Statement

Equity Awards Further Align Directors’ and Management’s Interests with Long-Term Value Creation for Shareholders. We view the ability to use Company common stock as part of our compensation program as an important component to our future success because we believe it will enhance a pay-for-performance culture that is an important element of our overall compensation philosophy. Equity-based compensation will further align the compensation interests of our employees and directors with the investment interests of our stockholders as it promotes a focus on long-term value creation through time-based and/or performance-based vesting criteria. The Company currently has no outstanding issued, authorized or approved equity-based awards.

If the 2025 Equity Plan is not approved by stockholders, the Company will have to rely on the cash component of its employee compensation program to attract new employees and to retain our existing employees, which may not align our employees’ interests with the investment interests of the Company’s stockholders. In addition, if the 2025 Equity Plan is not approved and the Company is not able to use stock-based awards to recruit and compensate its directors, officers and other key employees, it could be at a competitive disadvantage for key talent, which could impede our future growth plans and other strategic priorities. The inability to provide equity-based awards would likely increase cash compensation expense over time and use up cash that might be better utilized if reinvested in the Company’s business or returned to the Company’s stockholders.

Equity Awards Will Enable Us to Better Compete for Talent in Our Marketplace. Most of our competitors offer equity-based compensation to their employees and non-employee directors. We view the ability to offer equity-based compensation as important to our ability to compete for talent within our highly competitive talent marketplace. If the 2025 Equity Plan is not approved, we will be at a significant disadvantage as compared to our competitors to attract and retain our executives as well as directors and, as noted above, this could impede our ability to achieve our future growth plans and other strategic priorities.

Equity Based Incentive Plans are Routinely Adopted by Financial Institutions Following Conversions. A substantial majority of financial institutions that complete a mutual-to-stock conversion have adopted equity-based compensation plans to attract, retain and reward qualified personnel and management.

Our Share Reserve is Generally Consistent with Banking Regulations and Industry Standards Disclosed in Connection with our Stock Offering. The number of restricted stock awards (including RSUs) and stock options that we may grant under the 2025 Equity Plan, measured as a percentage of total outstanding shares sold in the mutual-to-stock conversion and contributed to the Needham Bank Charitable Foundation, is consistent with that which was disclosed in connection with our stock offering in the offering prospectus. The share pool under the 2025 Equity Plan represents 14% of the 42,705,729 shares of the Company common stock sold in the mutual-to-stock conversion and contributed to our charitable foundation, of which a number equal to 4% of the shares sold in the stock offering (“4% Limit”) will be available to grant as awards of restricted stock and/or RSUs (collectively, or separately, sometimes referred to herein as “full value awards”) and a number equal to 10% of shares sold in the stock offering (“10% Limit”) is comprised of stock options (the “stock option award pool”). This share reserve size, including the limits on award types described above, is also consistent with the amounts permitted under federal banking regulations for equity plans adopted within the first year following a mutual-to-stock conversion. Although we are not bound by these regulatory limits because we are implementing our plan more than one year following the completion of our mutual-to-stock conversion, we have generally determined to maintain the size of the share reserve at that limit, subject to the following important exception. To the extent that we choose to grant full value awards in excess of the 4% Limit, we have committed in the 2025 Equity Plan to reduce the stock option award pool by three stock options for each share associated with a full value award granted in excess of the 4% Limit. Should any full value awards in excess of the 4% Limit be forfeited, the stock option award pool will increase by three for each share of restricted stock or each RSU forfeited above the 4% Limit. This plan design is referred to as a “fungible plan design” and is intended to ensure that the overall plan costs remain relatively constant irrespective of the type of award granted.

determination of shares available under the 2025 equity plan. The Company is requesting approval of the 2025 Equity Plan. The shares of common stock to be issued by the Company under the 2025 Equity Plan will be currently authorized but unissued shares or shares that may subsequently be acquired by the Company, including shares that may be purchased on the open market or in private transactions.

In determining the size of the shares authorized under the 2025 Equity Plan, the Company considered a number of factors, including: (i) industry practices related to the adoption of equity-based incentive plans by recently converted institutions; (ii) applicable banking regulations related to the adoption of equity-based incentive plans; and (iii) guidelines issued by proxy advisory firms with respect to equity incentive plans, including the potential cost and dilution to stockholders associated with the shares authorized.

NB Bancorp, Inc. | 2025 Proxy Statement 41

The Company disclosed to stockholders in its prospectus for its mutual-to-stock conversion and initial public offering that it expected to adopt an equity incentive plan that, if adopted within the first year following the mutual to stock conversion, would include restricted stock awards and stock options equal to 4% and 10%, respectively, of the total shares sold and issued in connection with the offering. Based on these percentages and the 42,705,729 shares sold in the offering and contributed to the charitable foundation, the total amount of shares available for issuance under the equity incentive plan is 5,978,802. As noted, this is the same number of shares we would be permitted to issue under applicable federal regulations if our equity plan had been implemented within the one-year period following our mutual-to-stock conversion. Even though we are implementing the 2025 Equity Plan more than one year after our offering, we have determined to maintain the size of the 2025 Equity Plan at the amount disclosed in our offering prospectus.

Application of Share Pool. The Company has determined that of the shares available under the Plan, 1,708,229 shares may be issued as restricted stock or restricted stock units, including performance shares and performance share units (representing the 4% Limit described above) and 4,270,573 shares may be issued upon the exercise of stock options (representing the 10% Limit described above). As noted, the Company is adopting a fungible plan design that would permit the grant of additional awards of restricted stock or RSUs, provided that the stock option award pool will be reduced by three shares available to be issued on the exercise of stock options for each additional share of restricted stock or RSU granted in excess of the 4% Limit (i.e., per the 3:1 fungibility ratio).

Current Stock Price. The closing price of the Company’s common stock on the NASDAQ Capital Market on March 5, 2025, was $18.78 per share.

Plan summary. The following summary of the material terms of the 2025 Equity Plan is qualified in its entirety by reference to the full text of the 2025 Equity Plan, which is attached as Appendix A to this proxy statement.

Purpose of the 2025 Equity Plan. The purpose of the 2025 Equity Plan is to promote the long-term financial success of the Company and its subsidiaries, including Needham Bank, by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company stockholders through the ownership of shares of common stock of the Company and/or through compensation tied to the value of the Company’s common stock.

Administration of the 2025 Equity Plan. The 2025 Equity Plan will be administered by the Compensation Committee consisting of at least two “Independent Board Members” which includes directors who, with respect to the Company or any subsidiary: (i) are not current employees; (ii) are not former employees who continue to receive compensation (other than through a tax-qualified plan); (iii) are not officers at any time in the past three years; (iv) do not receive compensation for which disclosure would be required pursuant to Item 404 of Regulation S-K in accordance with the proxy solicitation rules of the Securities and Exchange Commission; and (v) do not possess an interest in any other transaction and or engage in a business relationship for which disclosure would be required under Item 404(a) of Regulation S-K. To the extent permitted by law, the Committee may also delegate its authority, including its authority to grant awards, to one or more persons who are not members of the Company's Board of Directors, except that no such delegation will be permitted with respect to awards to officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee’s authority includes determining individuals who will receive awards and the time they will receive awards, determining the types and number of awards, establishing the terms, conditions, features, performance criteria, restrictions and other provisions of awards. The Committee may also cancel or suspend awards and reduce, eliminate or accelerate any restrictions applicable to an award at any time after the grant of the award, or to extend the time period to exercise a stock option, provided that the extension is consistent with Code Section 409A. Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement contained in the 2025 Equity Plan, except in the event of a change in control and in the event of termination due to death or disability.

Eligible Participants. Employees and non-employee members of the Boards of Directors of the Company and its subsidiaries, including Needham Bank, will be eligible for selection by the Committee for the grant of awards under the 2025 Equity Plan. As of March 14, 2025, approximately 195 employees of the Company and its subsidiaries and eleven non-employee members of the Company’s Board of Directors would be eligible for awards under the 2025 Equity Plan.

Types of Awards. The 2025 Equity Plan provides for the grant of restricted stock, RSUs, non-qualified stock options (also referred to as “NQSOs”), and incentive stock options (also referred to as “ISOs”), any or all of which can be granted with performance-based vesting conditions. ISOs may be granted only to employees of the Company’s subsidiaries and affiliates.

42 NB Bancorp, Inc. | 2025 Proxy Statement

Restricted Stock and Restricted Stock Units. A restricted stock award is a grant of common stock to a participant for no consideration, or such minimum consideration as may be required by applicable law. Restricted stock awards under the 2025 Equity Plan will be granted only in whole shares of common stock and will be subject to vesting conditions and other restrictions established by the Committee consistent with the 2025 Equity Plan. Prior to the awards vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise voting rights with respect to the common stock subject to the award. Cash dividends declared on unvested restricted stock awards will be withheld by the Company and distributed to a participant at the same time that the underlying restricted stock vests to the participant. Stock dividends on shares of restricted stock will be subject to the same vesting conditions as those applicable to the restricted stock on which the dividends were paid.

Restricted stock units are similar to restricted stock awards in that the value of an RSU is denominated in shares of common stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant until certain requirements or conditions associated with the award are satisfied. A participant who receives an RSU award will not possess voting rights but may accrue dividend equivalent rights to the extent provided in the award agreement evidencing the award. If dividend equivalent rights are granted with respect to an RSU award, the dividend equivalent rights will be withheld by the Company and will not be distributed before the underlying RSU settles. At the time of settlement, restricted stock units can be settled in Company common stock or in cash, in the discretion of the Committee. The same limitation on the number of shares that are available to be granted as restricted stock awards available under the 2025 Equity Plan, referred to above as the 4% Limit, also applies to RSUs.

The Committee will specify the terms applicable to a restricted stock award or an RSU award in the award agreement including the number of shares of restricted stock or number of RSUs, as well as any restrictions applicable to the restricted stock or RSU such as continued service or achievement of performance goals, the length of the restriction period and the circumstances under which the vesting of such award will accelerate.

Stock Options. A stock option gives the recipient the right to purchase shares of common stock at a specified price (referred to as the “exercise price”) for a specified period of time. The exercise price may not be less than the fair market value of the common stock on the date of grant. “Fair Market Value” for purposes of the 2025 Equity Plan means, if the common stock of the Company is listed on a securities exchange, the closing sales price of the common stock on that date, or, if the common stock was not traded on that date, then the closing price of the common stock on the immediately preceding trading date. If the common stock is not traded on a securities exchange, the Committee will determine the Fair Market Value in good faith and on the basis of objective criteria consistent with the requirements of the Internal Revenue Code of 1986, as amended (“Code”). Under the Plan, no stock option can be exercised more than 10 years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to an employee who is a shareholder holding more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. Stock option awards will be subject to vesting conditions and restrictions as determined by the Committee and set forth in the applicable award agreement.

Grants of stock options under the 2025 Equity Plan will be either ISOs or NQSOs. ISOs have certain tax advantages and must comply with the requirements of Code Section 422. Only employees will be eligible to receive ISOs. One of the requirements to receive favorable tax treatment available to ISOs under the Code is that the 2025 Equity Plan must specify, and the Company stockholders must approve, the number of shares available to be issued as ISOs. As a result, in order to provide flexibility to the Committee, the 2025 Equity Plan provides that all of the stock options may be issued as ISOs. ISOs cannot be granted under the 2025 Equity Plan after April 23, 2035. Dividend equivalents rights will not be paid with respect to awards of stock options.

Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise: (1) either in cash or with stock valued at fair market value as of the day of exercise; (2) by a “cashless exercise” through a third party; (3) by a net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price; (4) by personal, certified or cashiers’ check; (5) by other property deemed acceptable by the Committee; or (6) by a combination of the foregoing.

Performance Awards. The Committee will specify the terms of any performance awards issued under the 2025 Equity Plan in the accompanying award agreements. Any award granted under the plan, including stock options, restricted stock (referred to herein as a “performance share”) and restricted stock units (referred to herein as a “performance share unit”) may be granted subject to the satisfaction of performance conditions determined by the Committee. A performance share or performance share unit will have an initial value equal to the fair market value of a share on the date of grant.

NB Bancorp, Inc. | 2025 Proxy Statement 43

In addition to any non-performance terms applicable to the performance share or performance share unit, the Committee will set one or more performance goals which, depending on the extent to which they are met, will generally determine the number of performance shares or performance share units that will vest in the participant (unless subject to further time-based vesting conditions). The Committee may provide for payment of earned performance share units in cash, shares of the Company’s common stock, or a combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance share unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or involuntary termination in connection with or following a change in control, shorten or terminate the restriction period.

Performance Measures. A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific subsidiary or business unit of the Company, and may be measured relative to a peer group, an index or business plan and based on absolute measures or changes in measures. An award may provide that partial achievement of performance measures result in partial payment or vesting of an award. Achievement of the performance measures may be measured over more than one period or fiscal year. In establishing performance measures applicable to a performance-based award, the Committee may provide for the exclusion of the effects of certain items, including but not limited to: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Moreover, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify the performance measures, in whole or in part, as the Committee deems appropriate.

The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period. Notwithstanding anything to the contrary in the Plan, performance measures relating to any award granted under the Plan will be modified, to the extent applicable, to reflect a change in the outstanding shares of stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a subsidiary.

Individual Limits. The Board of Directors has chosen to adopt the overall limitations set forth in federal regulations for individual and aggregate awards to employees and non-employee directors under equity plans adopted within the first year after a mutual to stock conversion. The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award, subject to the limits set forth herein. Subject to adjustment as described in the 2025 Equity Plan:

● Employee Limits. Any individual employee will not receive shares issued under any award in excess of 25% of the aggregate shares available under the 2025 Equity Plan.
●
Non-Employee Director Limits. The maximum number of shares of the Company common stock that may be granted over the life of the plan to any one non-employee director shall not exceed 5% of the aggregate shares available under the 2025 Equity Plan. In addition, the maximum number of shares that may be issued, in the aggregate, to all non-employee directors under awards granted under the 2025 Equity Plan shall not exceed 30% of the aggregate shares available under the Plan.

Non-Employee Director Grants. Subject to approval of the 2025 Equity Plan, each non-employee director of the Company will receive a grant of a number of shares of restricted stock with a value approximately equal to, but not in excess of, $1,235,200 as of the date of grant. The grant will be allocated 100% in restricted stock. These awards will vest over a five-year period following the grant date. If the 2025 Equity Plan is approved, these grants will be self-executing and will be deemed to be granted on the day following the approval of the 2025 Equity Plan by the Company’s stockholders.

44 NB Bancorp, Inc. | 2025 Proxy Statement

Restricted Stock Awards
		Number of
Name	Dollar Value ($)(1)	Awards
Paul Ayoub	1,235,200	65,772
William Darcey	1,235,200	65,772
Susan Elliott	1,235,200	65,772
Angela Jackson	1,235,200	65,772
Christopher Lynch	1,235,200	65,772
Kenneth Montgomery	1,235,200	65,772
Joseph Nolan	1,235,200	65,772
Francis Orfanello	1,235,200	65,772
Hope Pascucci	1,235,200	65,772
Raza Shaikh	1,235,200	65,772
Mark Whalen	1,235,200	65,772
Total	13,587,200	723,493

(1)

Amounts are based on the fair market value of NB Bancorp, Inc. common stock on March 5, 2025 (the latest practicable date before the printing of this proxy statement) of $18.78 per share. The actual value of the awards will depend upon the fair market value of NB Bancorp, Inc. common stock on the date of grant.

-

The Committee determined to grant these one-time awards in this amount, in part, in recognition of the significant efforts and dedication of each such director, including in connection with the Company’s mutual-to-stock conversion. Although the grants are, in part, in recognition of past service, the initial awards to directors will vest in equal annual installments over a period of five years from the date of grant, subject to the directors continued service to the Company during that time, and subject to acceleration due to death, disability or involuntary termination of service in connection with a change in control.

Employee Grants. At the present time, no specific determination has been made as to the grant or allocation of awards to officers and employees. However, the Committee intends to grant equity awards to executive management and will meet after stockholder approval is received to determine the specific terms of the awards, including the allocation of awards to officers and employees.

Certain Restrictions with Respect to Awards. No dividend equivalent rights will be granted or paid with respect to any stock option. Additionally, no dividends or dividend equivalent rights will be paid on unvested awards contemporaneously with dividends paid on shares of the Company’s common stock. Instead, any dividends (or dividend equivalent rights, to the extent granted), with respect to an unvested award will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, upon the achievement of performance goals).

The Committee will establish the vesting schedule or market or performance conditions of each award at the time of grant. However, at least 95% of the awards will vest no earlier than one year after the date of grant, unless accelerated due to death, disability or an involuntary termination of service at or following a change in control.

Adjustments. The Committee will make equitable adjustments in the number and class of securities available for issuance under the 2025 Equity Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2025 Equity Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transaction or event.

Termination of Service. Subject to certain exceptions, generally, if a participant ceases to perform services for the Company and its subsidiaries for any reason: (i) a participant will immediately forfeit any restricted stock, RSUs, performance shares and performance share units that were not vested on the date of termination; (ii) all of the participant’s stock options that were exercisable on the date of termination will remain exercisable for, and shall otherwise terminate at the end of, a period of three months after the date of termination, but in no event after the expiration date of the stock options; and (iii) all of the participant’s stock options that were not exercisable on the date of termination will be forfeited immediately upon termination. In the event of a participant’s termination of service due to death, disability (as defined in the plan), retirement after age 65, for employees or directors, or involuntary termination at or following a change in control, the participant or the participant’s beneficiary, as applicable, has up to one year to exercise outstanding stock options, provided that the period does not exceed the stock option award’s original term. The 2025 Equity Plan provides that a participant shall vest in his or her dividends upon termination of the participant’s service due to death, disability, involuntary termination without cause or resignation for “good reason” (as defined in the 2025 Equity Plan) at or following a change in control.

NB Bancorp, Inc. | 2025 Proxy Statement 45

Change in Control. Unless the Committee provides otherwise in the award agreement, any time-based vesting requirement applicable to an award will be deemed satisfied in full in the event that (i) both a change in control occurs and a participant has an involuntary termination of service (including a resignation for good reason) with the Company or (ii) the surviving entity in the change in control does not assume or replace the award with a comparable award issued by the surviving entity. With respect to an award that is subject to one or more performance objectives, unless the Committee specifies otherwise in the award agreement, in the event of a change in control and involuntary termination of service (including a resignation for good reason) or in the event that the surviving entity fails to assume or replace the award with a comparable award issued by the surviving entity, achievement of the performance objective will be deemed achieved at the greater of target or the actual level of performance measured as of the most recent completed fiscal quarter.

Transferability. Generally, awards granted under the 2025 Equity Plan are not transferable prior to death, except in limited circumstances with respect to stock options. Unless otherwise determined by the Committee, stock options, including ISOs, are transferable to certain grantor trusts established by the participant in which the participant is the sole beneficiary or between spouses’ incident to divorce, in the latter case, however, any ISOs so transferred will become NQSOs. In the Committee’s sole discretion, an individual may transfer non-qualified stock options to certain family members or to a trust or partnership established for the benefit of such family member or to a charitable organization, in each case, provided no consideration is paid to the participant in connection with the transfer. However, a participant may designate a beneficiary to exercise stock options or receive any rights that may exist upon the participant’s death with respect to awards granted under the 2025 Equity Plan. Any transferee is subject to the terms and conditions of the Plan and applicable award agreement.

Amendment and Termination. The Board of Directors may at any time amend or terminate the 2025 Equity Plan, and the Board of Directors or the Committee may amend any award agreement for any lawful purpose, but no such action may materially adversely affect any rights or obligations with respect to any awards previously granted under the 2025 Equity Plan, except to the extent described herein. The Board of Directors or Committee may also amend the 2025 Equity Plan or an outstanding award agreement to conform the plan or award agreement to applicable law (including but not limited to Code Section 409A) or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board after adoption of the Plan or the grant of the award, which may materially and adversely affect the financial condition or operations of the Company. Neither the Board of Directors nor the Committee can reprice a stock option without prior stockholder approval, except in accordance with the adjustment provisions of the 2025 Equity Plan (as described above). Notwithstanding the foregoing any amendment that would materially (i) increase the benefits available under the Plan, (ii) increase the aggregate number of securities under the Plan, or (iii) materially modify the requirements for participation in the Plan must be approved by the Company’s stockholders.

certain federal income tax consequences. The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2025 Equity Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.

Restricted Stock Awards. A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a “substantial risk of forfeiture,” which is generally considered to require the performance of substantial future services. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in installments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to that installment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act, also known as the short swing profits rule, the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m) of the Code (“Section 162(m)”), as applicable.

Alternatively, unless prohibited by the Committee, a participant may make a timely election under Section 83(b) of the Code (referred to in this proxy statement as Section 83(b)) to recognize ordinary income for the taxable year in which the participant received the shares underlying an award in an amount equal to the fair market value of the shares at that time.

46 NB Bancorp, Inc. | 2025 Proxy Statement

That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant will not be entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss limited to the actually amount paid for the shares (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares.

The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units. A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of settlement in stock or cash the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant (subject to the short swing profits rule) and the Company will be entitled to an income tax deduction for the same amount, subject to the requirements of Section 162(m), as applicable. However, if an RSU is not designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then at the time of settlement the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to satisfy the requirements of Section 409A, the participant may be subject to income taxes and penalties under Section 409A in the event of a violation of Section 409A.

Nonqualified Stock Options. A participant generally is not taxed upon the grant of a NQSO. However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule). The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income, subject to the requirements of Section 162(m).

Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options. A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant, subject to the requirements of Section 162(m).

For an option to qualify as an ISO for federal income tax purposes, the grant of the stock option must satisfy various other conditions specified in the Code. In the event a stock option is intended to be an ISO but fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Performance Awards. A participant generally is not taxed upon the grant of restricted stock or restricted stock units granted subject to the satisfaction of performance conditions (such restricted stock or restricted stock units will be referred to herein as “performance shares” or “performance share units”).

NB Bancorp, Inc. | 2025 Proxy Statement 47

The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Code Section 162(m). Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Golden Parachute Payments. The terms of the award agreement evidencing an award under the 2025 Equity Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2025 Equity Plan, certain amounts in connection with such awards may constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

compensation of Covered Employees. The ability of the Company (or, if applicable, the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the 2025 Equity Plan could be limited by Section 162(m). Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” in excess of $1,000,000. “Covered employees” for a fiscal year include any person who served as CEO or CFO of a company at any time during that fiscal year, the three other most highly compensated company executive officers for that fiscal year (whether or not employed on the last day of that fiscal year) and any other person who was a covered employee in a previous taxable year. Any awards that the Company grants pursuant to the 2025 Equity Plan to covered employees, whether performance-based or otherwise, will be subject to the $1.0 million annual deduction limitation. While the Committee intends to consider the deductibility of compensation when making equity awards, it is only one factor it considers. Because of the elimination of the performance-based compensation exemption, the Committee expects that all or a portion of the compensation paid to covered employees in the form of equity grants under the 2025 Equity Plan may not be deductible by the Company.

Future 2025 equity plan benefits. Except as disclosed above with respect to the self-executing grants to non-employee directors on approval of the 2025 Equity Incentive Plan, any future awards to executive officers, non-employee directors and employees of the Company under the 2025 Equity Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2025 Equity Plan are not determinable at this time, and the Company has not included a table that reflects such future awards.

48 NB Bancorp, Inc. | 2025 Proxy Statement

PROPOSAL III—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

The Audit Committee engages in an annual evaluation of the independent registered public accounting firm. It considers, in particular, whether the retention of the firm is in the best interests of NB Bancorp and its shareholders, taking into account the firm’s quality of service, the firm’s institutional knowledge and experience, our operations and businesses, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee of NB Bancorp has approved the engagement of Elliott Davis, LLC to be our independent registered public accounting firm for the year ending December 31, 2025, subject to the ratification of the engagement by our stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Elliott Davis, LLC for the year ending December 31, 2025. A representative of Elliott Davis, LLC is expected to be available during the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Elliott Davis, LLC is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of NB Bancorp, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Elliott Davis, LLC during the years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees	$459,900	$892,950
Audit-Related Fees	—	271,064
Total Fees	$459,900	$1,164,014

Audit Fees. Audit fees include aggregate fees billed for professional services for the audit of NB Bancorp’s annual consolidated financial statements for the years ended December 31, 2024 and 2023 and the review of the consolidated financial statements included in the Company's quarterly reports on the Form 10-Q, including out-of-pocket expenses. Audit fees for the year ended December 31, 2023 also include the audit of NB Financial, MHC and subsidiary’s annual consolidated financial statements for the years ended December 2022 and 2021, including out-of-pocket expenses.

Audit-Related Fees. Audit-Related Fees include fees billed for professional services in 2023, consisting primarily of fees billed in connection with the Company’s initial public offering, which included review of quarterly condensed consolidated financial statements during 2023 included in reports filed with the Securities and Exchange Commission.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to the Company’s initial public offering and review of related information, was compatible with maintaining the independence of Elliott Davis, LLC. The Audit Committee concluded that performing such services did not affect the independence of Elliott Davis, LLC in performing its function as our independent registered public accounting firm.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, tax services and other services.

NB Bancorp, Inc. | 2025 Proxy Statement 49

The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of audit-related fees billed and paid during the years ended December 31, 2024 and 2023, as indicated in the table above.

The Board of Directors recommends a vote “FOR” the ratification of Elliott Davis, LLC as independent registered public accounting firm for the year ending December 31, 2025.

50 NB Bancorp, Inc. | 2025 Proxy Statement

Stockholder Proposals And Nominations

The Company’s Bylaws generally provide that any stockholder desiring to make a proposal for new business at a meeting of stockholders or to nominate one or more candidates for election as directors at a meeting of stockholders must have given timely notice thereof in writing to the Corporate Secretary of the Company. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, our Corporate Secretary must receive written notice not earlier than the 100th day nor later than the 90th day prior to the anniversary of the prior year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so received no earlier than the day on which public disclosure of the date of such annual meeting is first and made not later than the tenth day following the earlier of the day notice of the meeting was mailed to stockholders or such public announcement was made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on our Board of Directors; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of our Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (v) whether such stockholder intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with the Exchange Act and the rules and regulations promulgated thereunder; and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The 2026 annual meeting of stockholders is expected to be held April 22, 2026. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no later than January 12, 2026 and no earlier than January 22, 2026. If notice is received after January 22, 2026 or earlier than January 12, 2026, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Failure to comply with these advance notice requirements will preclude such new business or nominations from being considered at the meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal or nomination is received.

NB Bancorp, Inc. | 2025 Proxy Statement 51

In order to be eligible for inclusion in the proxy materials for our 2026 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at NB Bancorp’s executive office, 1063 Great Plain Avenue, Needham, Massachusetts 02492, no later than November 14, 2025, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Additionally, to comply with the universal proxy rules for our 2026 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than 60 days before the anniversary of the prior year’s annual meeting.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

A COPY OF NB BANCORP, INC.’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2024 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, 1063 GREAT PLAIN AVENUE, NEEDHAM, MASSACHUSETTS 02492 OR BY CALLING (781) 444-2100.

52 NB Bancorp, Inc. | 2025 Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

NB Bancorp’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2024 Annual Report are each available on the Internet at https://nbbancorp.com/financials/.

By Order of the Board of Directors

Denise Dunn
Corporate Secretary

Needham, Massachusetts
March 14, 2025

NB Bancorp, Inc. | 2025 Proxy Statement 53

e-Delivery

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We encourage all shareholders to voluntarily elect to receive all proxy materials electronically. This helps reduce the paper mailed to you and supports our goal of minimizing our environmental footprint.

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54 NB Bancorp, Inc. | 2025 Proxy Statement

APPENDIX A

NB BANCORP, INC.

2025 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL

Section 1.1    Purpose, Effective Date and Term.  The purpose of this NB Bancorp, Inc. 2025 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of NB Bancorp, Inc. (the “Company”), and its Subsidiaries, including Needham Bank (the “Bank”) by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s shareholders through the ownership of shares of Company Stock. The “Effective Date” of the Plan shall be the date on which the Plan satisfies the applicable shareholder approval requirements.  The Plan will remain in effect as long as any Awards remain outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.

Section 1.2    Administration.  The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3    Participation.  Each individual who is granted or holds an Award in accordance with the terms of the Plan will be a Participant in the Plan (a “Participant”).  The grant of Awards shall be limited to Employees and Directors of, and service providers to, the Company or any Subsidiary.

Section 1.4    Definitions.  Capitalized terms used in the Plan are defined in Article 8 and elsewhere in the Plan.

ARTICLE 2 - AWARDS

Section 2.1    General.  Any Award under the Plan may be granted singularly, or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions provided by the Committee with respect to the Award and as evidenced in an Award Agreement.  Every Award under the Plan shall require a written Award Agreement. Subject to the provisions of Section 2.2(d), an Award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any Subsidiary (provided, however, that no reload Awards shall be granted hereunder) or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)    Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO, provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board of Directors, whichever is earlier, or (ii)  to a non-Employee.  Unless otherwise specifically provided by its terms, any Stock Option granted under the Plan to an Employee shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify the Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided however, that any modification will be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)    Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or for such minimum consideration as may be required by applicable law, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions.

(c)     Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a

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Restricted Stock Unit. A Restricted Stock Unit is subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, cash, or a combination thereof.

(d)    Performance Awards. A Performance Award means an Award granted under Sections 2.2, 2.3 or 2.4 that vests upon the achievement of one or more specified performance measures, as further set forth in Section 8.1 under “Performance Award.”

Section 2.2    Stock Options.

(a)     Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that specifies: (i) the number of Stock Options covered by the Award; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions to exercisability or vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.  Stock Options may be granted as Performance Awards.

(b)     Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to an ISO granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an employee or director of or service provider to an acquired entity.  The payment of the Exercise Price shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by net settlement of the Stock Option, using a portion of the shares of Stock obtained on exercise in payment of the Exercise Price (and if applicable, tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares of Stock that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c)    Prohibition of Cash Buy-Outs of Underwater Stock Options.  Under no circumstances will any Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of a share of Stock as of the same date that was granted under the Plan be bought back by the Company without shareholder approval.

(d)   Prohibition Against Repricing.  Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s shareholders, neither the Committee nor the Board of Directors shall have the right or authority to (i) make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, (ii) cancel a Stock Option when the Exercise Price per share exceeds the Fair Market Value of one share of Stock in exchange for cash or another Award (other than in connection with a Change in Control), or (iii) take any other action with respect to a Stock Option that would be treated as a repricing under the rules and regulations of the principal U.S. Exchange on which the shares of Stock are listed.

(e)  Prohibition on Paying Dividends.  No dividends shall be paid on Stock Options and no Dividend Equivalent Rights may be granted with respect to Stock Options.

Section 2.3  Restricted Stock Awards.

(a)     Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement, that specifies: (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of Participant’s employment or Service with the Company as the Committee may, in its

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discretion, prescribe. Restricted Stock Awards may be granted as Performance Awards. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronically and/or solely on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(b)     Terms and Conditions.    Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)    Dividends. No cash dividends shall be paid with respect to any Restricted Stock Awards unless and until the Participant vests in the underlying share(s) of Restricted Stock. Upon the vesting of a Restricted Stock Award, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. All unvested dividends shall be forfeited by the Participants to the extent his or her underlying Restricted Stock Awards are forfeited.

(ii)    Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to unvested, non-forfeited Restricted Stock Awards and the voting rights may be exercised by the Participant in his or her discretion.

(iii)    Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in its direction (if the Participant is not a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4     Restricted Stock Units.

(a)     Grant of Restricted Stock Unit Awards.  Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies: (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the Restriction Period; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company as the Committee may, in its discretion, prescribe.

(b)    Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)     A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. The Committee shall impose such conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of the Restricted Stock Units.  The Committee may make grants of Restricted Stock Units upon such terms and conditions as it may determine, which may include, but is not limited to, deferring receipt of the underlying shares of Stock provided the deferral complies with Section 409A of the Code and applicable provisions of the Plan.

(ii)      Restricted Stock Units may be granted as Performance Awards.

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(iii)     Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of grant of a Restricted Stock Unit for which a Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)    A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(v)     No dividends shall be paid on Restricted Stock Units.  In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if any, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.

Section 2.5    Vesting of Awards.  The Committee shall specify the vesting schedule or conditions of each Award. At least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award and evidenced in the Award Agreement, subject to acceleration of vesting, to the extent authorized by the Committee or set forth in the Award Agreement, upon the Participant’s death, Disability or an Involuntary Termination in connection with a Change in Control as set forth in Article IV.

Section 2.6    Deferred Compensation. Subject to approval by the Committee before an election is made, an Award of Restricted Stock Units may be deferred pursuant to a valid deferral election made by a Participant.  If a deferral election is made by a Participant, the Award Agreement shall specify the terms of the deferral and shall constitute the deferral plan pursuant to the requirements of Code Section 409A.  If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.  Unless otherwise provided in a valid election form intended to comply with Code Section 409A, all Awards that are considered Deferred Compensation hereunder shall settle and be paid in no event later than 2½ months following the end of the calendar year with respect to which the Award’s substantial risk of forfeiture lapsed.

Section 2.7    Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award.  Unless otherwise specified by the Committee and set forth in an Award Agreement or as set forth in any employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan:

(a)    Upon the Participant’s Termination of Service for any reason other than due to Retirement, Disability, death or Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination, and, except as provided for in the next sentence, may be exercised only for a period of three (3) months following termination and any Restricted Stock or Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.  In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement.

(b)    In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested), and all Restricted Stock Awards and Restricted Stock Units that have not vested, shall expire and be forfeited.

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(c)    Upon Termination of Service on account of Disability or death, all Stock Options shall be fully exercisable, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Units shall immediately vest as to all shares subject to an outstanding Award at the date of Termination of Service. Upon Termination of Service for reasons of death or Disability, any Awards that vest based on the achievement of performance targets shall vest based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of Disability or death.  Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability, or the remaining unexpired term of the Stock Option, if less, provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after Termination of Service.  In the event of Termination of Service due to Retirement, any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service due to Retirement shall expire and be forfeited.

(d)    Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(e)    Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards is as set forth in Article 4.

Section 2.8    Holding Period for Vested Awards.  As a condition of receipt of an Award, the Award Agreement may require a Participant to agree to hold a vested Award or shares of Stock received upon exercise of a Stock Option for a period of time specified in the Award Agreement (“Holding Period”).  In connection with the foregoing, a Participant may be required to retain direct ownership of such shares until the earlier of (i) the expiration of the Holding Period following the date of vesting or (ii) such person’s termination of Service with the Company and any Subsidiary. The foregoing limitation, if applicable, shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination at or following a Change in Control, or to the extent that (x) a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld or (y) a Participant exercises a Stock Option by a net settlement, and in the case of (x) and (y) herein, only to the extent of the shares are withheld for tax purposes or for purposes of the net settlement.

ARTICLE 3 - Shares Subject to Plan

Section 3.1    Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2    Share Limitations.

(a)Share Reserve.  Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 5,978,801 shares of Stock.  The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is 4,270,572 shares of Stock, which represents 10.0% of the number of shares issued in connection with the mutual-to-stock conversion of NB Financial, MHC and the related stock issuance of the Company (the “Conversion”).  The maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units is 1,708,229 shares of Stock, which represents 4.0% of the number of shares issued in connection with the Conversion.  The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.  Notwithstanding the foregoing, the Company may grant Restricted Stock or Restricted Stock Units in excess of the limit set forth above, provided, that each share of Restricted Stock and/or each Restricted Stock Unit (or any other full value Award, including any Performance Award in the form of Restricted Stock or Restricted Stock Units), that is issued under the Plan from the pool in excess of the above limit shall reduce the number of Stock Options that are available by three (3), provided, however, that if a share of Restricted Stock or a Restricted Stock Unit is forfeited from the pool under conditions that would allow it to be regranted, the number of Stock Options that could thereafter be granted will also be increased by [three (3)], rounded down to the nearest whole Stock Option.

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(b)Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a Stock Option, Restricted Stock or Restricted Stock Unit, the number of shares of Stock available for the grant of Awards shall be reduced by the number of shares previously granted, subject to the following. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then the shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy tax withholding upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised or Stock vested prior to the return of shares to satisfy tax withholding, rather than by the net number of shares of Stock issued.

Section 3.3   Limitations on Grants to Employees and Directors.

(a)Award Limitations.  No individual Employee shall receive Awards representing more than twenty-five percent (25%) of the Stock available for issuance under the Plan.  Non-Employee Directors (i.e., directors who are not also Employees of the Company or any Subsidiary) shall not receive, individually, Awards representing more than five percent (5%) of the Stock available for issuance under the Plan, and in the aggregate, shall not receive more than thirty percent (30%) of the Stock available for issuance as Awards under the Plan.

(b)Initial Grant to Non-Employee Directors.  Each non-Employee Director of the Board of Directors of the Company who is in the Service of the Company on the Effective Date (i.e., the date of the 2025 Company annual shareholder meeting at which shareholders approve the Plan (“2025 Annual Meeting”) shall automatically be granted an Award of Restricted Stock on the day immediately following the Effective Date, with an aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) approximately equal to, but not greater than, $1,235,200, without further action of the Committee or the Board. These grants will vest at the rate of 20% per year, subject to acceleration in the event of death, Disability or an Involuntary Termination at or following a Change in Control.

(c)Awards Subject to Adjustment. The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4    Corporate Transactions.

(a)    General. If the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options, Restricted Stock and Restricted Stock Unit Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee, so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Stock Options shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the purchase price per share. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)    Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise set forth in the agreement relating to the consummation of such merger, consolidation or other business

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reorganization, any Stock Options granted under the Plan which are outstanding immediately prior to such merger, consolidation or other business combination shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger.  The Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash (or acquiror stock) payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.

Section 3.5    Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)    Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)    Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1    Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares and cancellation of Stock Options in exchange for a cash or stock payment of the in-the-money value) and except as otherwise provided in the Plan and unless the Committee determines otherwise:

(a)    Upon an Involuntary Termination at or following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following an Involuntary Termination at or following a Change in Control, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following a termination of employment.

(b)    Upon an Involuntary Termination at or following a Change in Control, all Awards of Restricted Stock Awards and Restricted Stock Units, shall be fully earned and vested immediately.

(c)    Upon an Involuntary Termination at or following a Change in Control, all Performance Awards shall vest at the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.

(d)    Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control in which the Company is not the surviving entity, any Awards granted under the Plan which are outstanding immediately prior to such Change in Control shall become fully vested in the event the successor entity does not assume the Awards granted under the Plan and Performance Awards shall vest at the rate specified in Section 4.1(c) of the Plan.

Section 4.2    Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)    any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the

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Company representing twenty five percent (25%) or more of the combined voting power of the Company’s then outstanding Voting Securities, provided that, notwithstanding the foregoing and for all purposes of this Plan: (a) the term “Person” shall not include (1) the Company or any of its Subsidiaries, (2) an employee benefit plan of the Company or any of its Subsidiaries (including the Plan), and any trustee or other fiduciary holding securities under any such plan, or (3) a corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company; (b) no Person shall be deemed the beneficial owner of any securities acquired by such Person in an Excluded Transaction; and (c) no Director or officer of the Company or any direct or indirect Subsidiary of the Company (or any affiliate of any such Director or officer) shall, by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any securities beneficially owned by any other such Director or officer (or any affiliate thereof); or

(b)    the Incumbent Directors cease, for any reason, to constitute a majority of the Whole Board; or

(c)    a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is an Excluded Transaction, or the shareholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or any bank Subsidiary of the Company is consummated; or

(d)    a tender offer is made for 25% or more of the outstanding Voting Securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding Voting Securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror and the tender offer is consummated.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Stock or Voting Securities by the Company, which by reducing the number of shares of Stock or Voting Securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

Section 5.1    Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Independent Board Members. If the Committee consists of fewer than two Independent Board Members, then the Board of Directors shall appoint to the Committee such additional Independent Board Members as shall be necessary to provide for a Committee consisting of at least two Independent Board Members. Any members of the Committee who do not qualify as Independent Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board of Directors (or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any Exchange on which the Company lists, or has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2    Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)    The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees, Directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, (including automatic exercise in accordance with Section 7.18) performance criteria, restrictions (including without

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limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards, to cancel or suspend Awards (subject to the restrictions imposed by Article 6) and to reduce, eliminate or accelerate any restrictions applicable to an Award at any time after the grant of the Award, or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.  Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 2.5 except in the event of a Change in Control as provided under Section 4.1 of the Plan and in the event of termination due to death or Disability.

(b)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)    The Committee will have the authority to define terms not otherwise defined herein.

(d)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.

(e)    The Committee will have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC; and (ii) to extend the period to exercise a Stock Option by a period of time equal to the blackout period, provided that the extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3    Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board of Directors who are not “Independent Board Members,” the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board of Directors who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4    Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee any evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5    Committee Action.  The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

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ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1    General.  The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and the Board of Directors or the Committee may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6,  Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan before the date the amendment is adopted by the Board of Directors or made by the Committee; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s shareholders.

Section 6.2    Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1    No Implied Rights.

(a)    No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)    No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)    No Rights as a Shareholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a shareholder of the Company before the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2    Transferability.  Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of the transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of Immediate Family Members or to charitable organizations, and; provided, further, that the transfers are not made for consideration to the Participant.

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Awards of Restricted Stock shall not be transferable, except in the event of death, before the time that the Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, before the time that the Restricted Stock Unit Award vests in the Participant and property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.

A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Section 7.3    Designation of Beneficiaries.  A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend the designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of  the beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4    Non-Exclusivity.  Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the shareholders of the Company for approval (and any subsequent approval by the shareholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may be deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units and/or Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5    Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may, but need not require, that the Participant sign a copy of the Award Agreement. In the absence of a specific provision in the Award Agreement, the terms of the Plan shall control. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control.

Section 7.6    Form and Time of Elections; Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7    Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8    Tax Withholding.

(a)    Payment by Participant.  Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any taxes from any payment of any kind otherwise due to the Participant. The Company's obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

(b)    Payment in Stock.  The Committee may require or permit the Company's tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the

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withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

Section 7.9    Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board of directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.

Section 7.10    Successors.  All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11    Indemnification.  Except as provided in the last sentence of this Section 7.11, to the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer or Employee of the Company or a Subsidiary to whom authority was delegated in accordance with Section 5.3, shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan; and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.  Notwithstanding anything to the contrary in this Plan, the foregoing right to indemnification shall not apply to any compensation that an Employee is required to repay the Company pursuant to the terms of a Company clawback policy.

Section 7.12    No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13    Governing Law.  The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located in Norfolk County, Massachusetts shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any legal action brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14    Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

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Section 7.15    Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.16    Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or an Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given: (i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; (ii) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or (iii) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.18    Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a), any Stock Options that are exercisable but unexercised as of the day immediately before the expiration date of the Stock Option may be automatically exercised in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable tax withholding.

Section 7.19    Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 7.20    Awards Subject to Company Clawback Policies and Restrictions.

(a)Clawback Policies.  Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time, including the Company’s current clawback policy and pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise.

(b)Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(c)Hedging/Pledging Policy Restrictions.  Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging as such may be in effect from time to time.

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ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1    In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

“10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

“Award” means any Stock Option, Restricted Stock Award or Restricted Stock Unit or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

“Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement will be provided (or made available electronically) to each Participant.

“Board of Directors” means the Board of Directors of the Company.

“Cause” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have the meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of (i) Participant’s conviction (including conviction on a nolo contendere plea) of a felony or of any lesser criminal offense involving moral turpitude, fraud or dishonesty; (ii) the willful commission by Participant of a criminal or other act that, in the reasonable judgment of the Board of Directors will likely cause substantial economic damage to the Company or the Bank or substantial injury to the business reputation of the Company or Bank; (iii) the commission by Participant of an act of fraud in the performance of his duties on behalf of the Company or Bank; (iv) Participant’s material violation of the Bank’s code of ethics; (v) the continuing willful failure of Participant to perform his employment duties to the Company or Bank after thirty (30) days’ written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Participant by the Board of Directors; (vi) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company or a Subsidiary to cooperate, or the deliberate destruction of or deliberate failure to preserve documents or other materials that the Participant should reasonably know to be relevant to such investigation, after being instructed by the Company or a Subsidiary to preserve such documents, or the willful inducement of others to fail to cooperate or to fail to produce documents or other materials; or (vii) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of Participant’s employment by the Company or the Bank.

“Change in Control” has the meaning ascribed to it in Section 4.2.

“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.

“Disability” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has been incurred.

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“Dividend Equivalent Right” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or shares of Stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.

“Employee” means any person employed by the Company or a Subsidiary, including Directors who are employed by the Company or a Subsidiary.

“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.

“Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on an Exchange, national market system or automated quotation system, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Code Section 409A.

“Good Reason” A termination of employment by a Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)    a material reduction in Participant’s base salary or base compensation;

(ii)   a material diminution in Participant’s authority, duties or responsibilities without the written consent of Participant;

(iii)   a change in the geographic location at which Participant must perform his duties that is more than thirty (30) miles from the location of Participant’s principal workplace on the date immediately prior to a Change in Control.

Notwithstanding the foregoing, in the event a Participant is a party to an Award Agreement, employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition. In the event an Award is subject to Code Section 409A, the term “Good Reason” shall be defined in accordance with Code Section 409A.

Further, the Participant must give written notice to the Company or the Subsidiary for whom the Participant is employed of the Good Reason condition within 60 days of becoming aware (or should have become aware) of the applicable facts and circumstances, the Company or Subsidiary, as applicable, shall have 30 days to cure the Good Reason condition, and the Participant must terminate employment within 30 days after expiration of the opportunity to cure.  Any distribution of an Award subject to Code Section 409A shall be subject to the distribution timing rules of Code Section 409A, including any delay in the distribution of such Award, which rules shall be set forth in the Award Agreement.

 “Holding Period” has the meaning ascribed to it in Section 2.8.

NB Bancorp, Inc. | 2025 Proxy Statement 69

“Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

“Incumbent Directors” means:

(1)    the individuals who, on the date hereof, constitute the Board; and

(2)    any new Director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments.

“Independent Board Member” means a member of the Board of Directors who: (a) is not a current Employee of the Company or a Subsidiary, (b) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto, and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Independent Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of a “Non-Employee Directors” under Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary, other than a termination for Cause, or termination of employment by an Employee for Good Reason.

“Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.1(a).

“Non-Qualified Option” means the right to purchase shares of Stock that is either (i) designated as a Non-Qualified Option, (ii) granted to a Participant who is not an Employee, or (iii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Code Section 422.

“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. Regardless of whether an Award is subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.

Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios; adjusted earnings, capital; increase in revenue; total shareholder return; net operating income, operating income; net interest margin or net interest rate spread; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; regulatory compliance or safety and

70 NB Bancorp, Inc. | 2025 Proxy Statement

soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the Award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of certain items, including but not limited to: (i) extraordinary, unusual, infrequently occurring and/or nonrecurring events or items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction.   Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

“Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Section 2.1(b).

“Restricted Stock Unit” has the meaning ascribed to it in Section 2.1(c).

“Retirement” means, unless otherwise provided in an Award Agreement, retirement from employment or Service as a Director on or after attainment of age 65.  An Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. A non-employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-employee Director’s intention to retire.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules, regulations and guidance promulgated thereunder and modified from time to time.

“Service” means service as an Employee, non-employee Director, or service provider of the Company or a Subsidiary, as the case may be, and includes service as a director emeritus or advisory director.  Service shall not be deemed interrupted in the case of (i) any approved leave of absence for military service or sickness, or for any other purpose approved  by the Company or a Subsidiary, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, (ii) transfers among the Company, any  Subsidiary, or any successor entities, in any capacity of Employee or Director, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity as an Employee or Director (except as otherwise provided in the Award Agreement).

“Stock” means the common stock of the Company, $0.01 par value per share.

“Stock Option” has the meaning ascribed to it in Section 2.1(a).

“Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, also means any partnership

NB Bancorp, Inc. | 2025 Proxy Statement 71

or joint venture in which the Company and/or any other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of (including a director emeritus or advisory director), or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(1)    The Participant’s cessation of Service as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(2)    The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six (6) month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(3)    If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to which the Participant is providing Services.

(4)    Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. If any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than fifty percent (50%) of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(5)    With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

“Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

“Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board of Directors at the time the relevant action or matter is presented to the Board of Directors for approval.

Section 8.2    In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)    Actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)    References to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

72 NB Bancorp, Inc. | 2025 Proxy Statement

(c)    In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)    References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)    Indications of time of day mean Massachusetts time;

(f)    The word “including” means “including, but not limited to”;

(g)    All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)    All words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)    The captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)    Any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)    All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

NB Bancorp, Inc. | 2025 Proxy Statement 73

NB BANCORP, INC. PLEASE DO NOT RETURN THIS 401(k) VOTE AUTHORIZATION FORM IF YOU ARE VOTING ELECTRONICALLY.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Signature_________________________________Signature, if held jointly__________________________________Date___________, 2025 Please mark your votes like this X INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Mobile or Internet vote authorizes the 401(k) Trustee to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 15, 2025. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet, Smartphone or Tablet - QUICK  EASY 401(K) VOTE AUTHORIZATION FORM 195547 NB Bancorp 401(k) Proxy Card Front CONTROL NUMBER 2025 2. To approve the NB Bancorp, Inc. 2025 Equity Incentive Plan. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. 1. To elect the four nominees named in the proxy statement as directors, each to serve for as three-year period and until their respective successors shall have been elected and qualified. A. Susan Elliott B. Christopher Lynch C. Kenneth Montgomery D. Francis Orfanello To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below. ____________________________________________________________________ FOR ALL WITHHOLD ALL FOR ALL EXCEPT 3. To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2025. FOR AGAINST ABSTAIN

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  NB BANCORP, INC. 401(k) VOTE AUTHORIZATION FORM THIS 401(k) VOTE AUTHORIZATION FORM IS SOLICITED ON BEHALF OF THE BOARD OF 401(k) TRUSTEE The undersigned hereby directs the trustee for the Needham Bank 401(k) Plan (the “401(k)”) to vote the shares of NB Bancorp, Inc. (the “Company”) common stock deemed allocated to the undersigned’s account at the Annual Meeting of Stockholders of the Company to be held at: Wellesley Gateway at 93 Worcester Street, Wellesley, MA 02481 on Wednesday, April 23, 2025, at 12:00 PM (Eastern time), or at any adjournment or postponement thereof. If this form is not returned in a timely manner, the share of common stock allocated to the participant’s 401(k) account will be voted in the same proportion as shares for which the 401(k) Trustee has received timely voting instructions to vote on the proposals, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. If any other business is brought before the Annual Meeting, the 401(k) Trustee will vote shares in the manner intended to represent the best interest of participants and beneficiaries of the 401(k). At the present time, the 401(k) Trustee knows of no other business to be brought before the Annual Meeting. THIS 401(k) VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. (Continued and to be marked, dated and signed, on the other side) 195547 NB Bancorp 401(k) Proxy Card Back Important Notice Regarding the Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders To view the Proxy Statement and the Annual Report please go to: https://www.cstproxy.com/nbbancorp/2025 2025

NB BANCORP, INC. PLEASE DO NOT RETURN THIS ESOP VOTING INSTRUCTION CARD IF YOU ARE VOTING ELECTRONICALLY.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Signature_________________________________Name of ESOP Participant________________________________Date___________, 2025 Note: The undersigned acknowledges receipt from the Company prior to the execution of this voting instruction card of the Notice of the Annual Meeting, a Proxy Statement for the Annual Meeting and the Company’s 2024 Annual Report on Form 10-K. INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Mobile or Internet vote authorizes the ESOP Trustee to vote your deemed shares as allocated under ESOP in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 15, 2025. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet, Smartphone or Tablet - QUICK  EASY 195547 NB Bancorp ESOP Card Front CONTROL NUMBER 2. To approve the NB Bancorp, Inc. 2025 Equity Incentive Plan. Please mark your votes like this X FOR AGAINST ABSTAIN ESOP VOTING INSTRUCTION CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. 1. To elect the four nominees named in the proxy statement as directors, each to serve for as three-year period and until their respective successors shall have been elected and qualified. A. Susan Elliott B. Christopher Lynch C. Kenneth Montgomery D. Francis Orfanello To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below. ____________________________________________________________________ FOR ALL WITHHOLD ALL FOR ALL EXCEPT 3. To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2025. FOR AGAINST ABSTAIN 2025

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  NB BANCORP, INC. ESOP VOTING INSTRUCTION CARD The undersigned hereby directs Principal Trust Company (the “ESOP Trustee”) as trustee of the Trust established under the Needham Bank Employee Stock Ownership Plan (the “ESOP”) to vote all of the shares of common stock of NB Bancorp, Inc. held of record by the undersigned at the close of business on February 28, 2025 at the Annual Meeting of Stockholders of NB Bancorp, Inc. to be held at: Wellesley Gateway at 93 Worcester Street, Wellesley, MA 02481 on Wednesday, April 23, 2025, at 12:00 PM (Eastern time), or at any adjournment or postponement thereof. THIS ESOP VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE ESOP VOTING INSTRUCTION CARD WILL BE VOTED IN FAVOR OF ALL NOMINEES IN PROPOSAL 1 AND PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS ESOP VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side) 195547 NB Bancorp ESOP Card Rev1 Back Important Notice Regarding the Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders To view the Proxy Statement and the Annual Report please go to: https://www.cstproxy.com/nbbancorp/2025 2025

NB BANCORP, INC. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  2. To approve the NB Bancorp, Inc. 2025 Equity Incentive Plan. Signature_________________________________Signature, if held jointly__________________________________Date___________, 2025 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Please mark your votes like this X FOR AGAINST ABSTAIN INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 22, 2025. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet, Smartphone or Tablet - QUICK  EASY PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. 195547 NB Bancorp Proxy Card Rev2 Front CONTROL NUMBER 1. To elect the four nominees named in the proxy statement as directors, each to serve for as three-year period and until their respective successors shall have been elected and qualified. A. Susan Elliott B. Christopher Lynch C. Kenneth Montgomery D. Francis Orfanello To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below. ____________________________________________________________________ FOR ALL WITHHOLD ALL FOR ALL EXCEPT 2025 3. To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2025. FOR AGAINST ABSTAIN

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  NB BANCORP, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints NB Bancorp, Inc.’s Board of Directors, and each of them, as proxies, each with the power to appoint his/her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of NB Bancorp, Inc. held of record by the undersigned at the close of business on February 28, 2025 at the Anuual Meeting of Stockholders of NB Bancorp, Inc. to be held at: Wellesley Gateway at 93 Worcester Street, Wellesley, MA 02481 on Wednesday, April 23, 2025, at 12:00 PM (Eastern time), or at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES IN PROPOSAL 1 AND PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed, on the other side) 195547 NB Bancorp Proxy Card Rev2 Back Important Notice Regarding the Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders To view the Proxy Statement and the Annual Report please go to: https://www.cstproxy.com/nbbancorp/2025 2025